UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12
AFC ENTERPRISES, INC.

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PROXY STATEMENT AND NOTICE OF

2011

ANNUAL SHAREHOLDERS MEETING

5555 Glenridge Connector, NE, Suite 300
Atlanta, Georgia 30342

April 20, 2011

To our Shareholders:

It is our pleasure to invite you to attend our 2011 Annual Meeting of Shareholders, which will be held on Thursday, May 19, 2011, at the Hilton Garden Inn Atlanta Perimeter, 1501 Lake Hearn Drive, Atlanta, Georgia 30319. The 2011 Annual Meeting will start at 8:30 a.m., local time.

The ballot for the 2011 Annual Meeting, to which this proxy statement relates, includes a proposal for the election of eight directors nominated by our Board of Directors to serve on our Board of Directors until the 2012 Annual Meeting, a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 25, 2011, a proposal to re-approve the material terms of the performance goals under the AFC Enterprises, Inc. 2006 Stock Incentive Plan, a proposal to approve, on an advisory basis, the compensation of the named executive officers as disclosed in the attached proxy statement, and an advisory vote regarding the frequency of future advisory votes on executive compensation.

Please note that you will need to show that you are a shareholder of AFC Enterprises, Inc. to attend the 2011 Annual Meeting. If your shares are registered in your name, your admission card is included with this proxy statement, and you will need to bring that card with you to the meeting, together with valid picture identification. If your shares are held in the name of your broker or another nominee or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement, and valid picture identification. You will be able to attend the meeting only if you have either an admission card or proof that you own AFC stock.

If you will need special assistance at the meeting because of a disability, please contact our Corporate Secretary, Harold M. Cohen, at (404) 459-4650. Whether or not you plan to attend our annual meeting, you can make certain that your shares are represented at the meeting by promptly completing, signing and returning the enclosed proxy card or voting by Internet or telephone.

Thank you for your support.

Sincerely,

John M. Cranor, III
Chairman of the Board
AFC Enterprises, Inc.

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS

Time:	8:30 a.m., local time, on Thursday, May 19, 2011

Place:	Hilton Garden Inn Atlanta Perimeter, 1501 Lake Hearn Drive, Atlanta, Georgia 30319

Items of Business:	(1) To elect eight directors nominated by the Board of Directors to our Board of Directors;

(2) To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 25, 2011;

(3) To re-approve the material terms of the performance goals under the AFC Enterprises, Inc. 2006 Stock Incentive Plan;

(4) To approve, on an advisory basis, the compensation of the named executive officers in this proxy statement;

(5) To vote, on an advisory basis, on the preference of the frequency of future advisory votes on executive compensation; and

(6) To transact other business properly coming before the meeting or any adjournment thereof.

Who Can Vote:	You can vote if you were a shareholder of record of our common stock, par value $.01 per share, on April 8, 2011.

Annual Report:	A copy of our 2010 Annual Report on Form 10-K is enclosed.

Date of Mailing:	This notice and the proxy statement are first being mailed to shareholders on or about April 20, 2011.

By Order of the Board of Directors
Harold M. Cohen, Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the 2011 Annual Meeting of
Shareholders: The proxy statement and annual report are available at
www.edocumentview.com/AFCE

About the Meeting

What am I voting on?

You will be voting on the following:

•	To elect eight directors nominated by the Board of Directors to our Board of Directors;

•	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 25, 2011;

•	To re-approve the material terms of the performance goals under the AFC Enterprises, Inc. 2006 Stock Incentive Plan;

•	To approve the compensation, on an advisory basis, of the named executive officers in this Proxy Statement;

•	To indicate your preference, on an advisory basis, on the frequency of future advisory votes on executive compensation; and

•	To transact such other business as may properly come before the meeting or any adjournment thereof.

No cumulative rights are authorized and dissenter’s rights are not applicable to the matters being voted upon.

Who is entitled to vote?

You may vote if you owned our common stock, par value $.01 per share, as of the close of business on April 8, 2011, the record date. Each share of common stock is entitled to one vote. As of April 8, 2011, we had 25,722,337 shares of common stock outstanding.

How do I vote if I do not plan to attend the meeting?

If you are a registered shareholder, meaning that your shares are registered in your name, you have four voting options. You may vote:

•	over the Internet at the web address shown on your proxy card (if you have access to the Internet, we encourage you to vote in this manner; Internet voting is available 24 hours a day and will be accessible until 2:00 a.m. Eastern time on May 19, 2011),

•	by telephone through the number shown on your proxy card (telephone voting is available 24 hours a day and will be accessible until 2:00 a.m. Eastern time on May 19, 2011),

•	by signing your proxy card and mailing it in the enclosed prepaid and addressed envelope, or

•	by attending the annual meeting and voting in person.

If your shares are held in the name of your broker or another nominee, you may be able to grant a proxy to vote via the Internet or telephone. Please see the materials provided by your broker for additional details and voting options available to you.

Please follow the directions on your proxy card carefully.

Can I vote at the meeting?

You may vote your shares at the meeting if you attend in person and the shares are registered in your name. If your shares are held in the name of your broker or another nominee, you may not vote the shares at the meeting unless you obtain a signed proxy from the record holder. Even if you plan to attend the meeting, we encourage you to vote your shares by completing, signing and returning the enclosed proxy card or by Internet or telephone.

Can I change my vote after I return my proxy card or vote by Internet or telephone?

You may change your vote at any time before the polls close at the meeting. You may do this by

(1) submitting a subsequent proxy, by using the Internet, the telephone, or mail,

(2) providing written notice to Harold M. Cohen, Corporate Secretary, revoking your proxy, or

(3) voting in person at the meeting.

Attendance at the meeting will not by itself revoke a proxy.

About the Meeting

What if I return my proxy card but do not provide voting instructions?

Proxies that are signed and returned but do not contain instructions will be voted “For” the election of the director nominees named on pages 6-8 of this proxy statement, “For” the ratification of the independent registered public accounting firm, “For” the re-approval of the material terms of the performance goals under the AFC Enterprises, Inc. 2006 Stock Incentive Plan, “For” the approval, on an advisory basis, of the compensation of the named executive officers in this Proxy Statement, and for future advisory votes on executive compensation every “One Year”.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers, other nominees and/or our transfer agent. Please vote all of these shares. We recommend that you contact the record holder of your shares and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Investor Services, LLC, which may be reached at 800-962-4284, or by mail at Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940-3078.

Can I attend the meeting?

The annual meeting is open to all holders of AFC common stock. To attend the meeting, you will need to bring evidence of your stock ownership. If your shares are registered in your name, your admission card is included with this proxy statement, and you will need to bring it with you to the meeting, together with valid picture identification. If your shares are held in the name of your broker or another nominee or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement, and valid picture identification.

May shareholders ask questions at the meeting?

Yes. Representatives of AFC will answer shareholders’ questions of general interest at the end of the meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting in person, if you properly return the enclosed proxy card or if you grant a proxy to vote via the Internet or telephone, if permitted to do so. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of April 8, 2011 must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

How may I vote for the nominees for director, and how many votes must the nominees receive to be elected?

With respect to the election of nominees for director, you may:

•	vote FOR the election of the eight nominees for director;

•	WITHHOLD AUTHORITY to vote for one or more of the nominees and vote FOR the remaining nominees; or

•	WITHHOLD AUTHORITY to vote for the eight nominees.

The eight nominees receiving the highest number of affirmative votes will be elected as directors. This number is called a plurality.

About the Meeting

How may I vote for the ratification of the appointment of our independent registered public accountants, and how many votes must the proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

The ratification of the appointment of our independent registered public accountants must receive the affirmative vote of a majority of the shares entitled to vote at the annual meeting by the holders who are present in person or by proxy to pass. If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal.

How may I vote on the proposal to re-approve the material terms of the performance goals under the AFC Enterprises, Inc. 2006 Stock Incentive Plan, and how many votes must the proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

The re-approval of the material terms of the performance goals under the AFC Enterprises, Inc. 2006 Stock Incentive Plan must receive the affirmative vote of a majority of the votes cast to pass. If you abstain from voting on the proposal, it will not have any effect on the outcome of this proposal.

How may I vote on the proposal to approve, on an advisory basis, the compensation of the named executive officers as disclosed in this Proxy Statement, and how many votes must the proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the approval, on an advisory basis, of executive compensation;

•	vote AGAINST the approval, on an advisory basis, of executive compensation; or

•	ABSTAIN from voting on the proposal.

The approval, on an advisory basis, of the compensation of the named executive officers as disclosed in this Proxy Statement, must receive the affirmative vote of a majority of the votes entitled to vote at the annual meeting by the holders who are present in person or by proxy to pass. If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal.

How may I vote on the proposal to indicate, on an advisory basis, my preference for the frequency of future advisory votes on executive compensation?

With respect to this proposal, you may vote to indicate your preference as follows:

•	an advisory vote on executive compensation every ONE year;

•	an advisory vote on executive compensation every TWO years;

•	an advisory vote on executive compensation every THREE years; or

•	ABSTAIN from voting on the proposal.

Unlike the other proposals you are voting on, there is no threshold vote that must be obtained for this proposal to “pass”. Rather, the Board of Directors will take into consideration the outcome of the vote in setting a policy with respect to the frequency of future advisory votes on executive compensation.

Will my shares be voted if I do not sign and return my proxy card or vote by Internet or by telephone?

If you are a registered record holder of shares of AFC Enterprises, Inc. (the “Company”) and you do not vote by using the Internet, by telephone, or if you received a proxy card by mail, by signing and returning your proxy card, then your shares will not be voted and will not count in deciding the matters presented for shareholder consideration at the annual meeting.

About the Meeting

If your shares are held through a brokerage account, your brokerage firm, under certain circumstances, may vote your shares. Brokerage firms have authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters. The ratification of our independent registered public accounting firm is a routine matter.

The election of directors, the re-approval of the material terms of the performance goals under the AFC Enterprises, Inc. 2006 Stock Incentive Plan, the approval, on an advisory basis, of the compensation of the named executive officers as described in this Proxy Statement, and the proposal to indicate, on an advisory basis, your preference for the frequency of future advisory votes on executive compensation are “non-routine” matters and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners.

If you do not provide voting instructions to your brokerage firm, the brokerage firm may either: (1) vote your shares on routine matters, or (2) leave your shares unvoted. We encourage you to provide instructions to your brokerage firm by signing and returning your proxy. This ensures your shares will be voted at the meeting.

When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting and determining the outcome of the vote on routine matters.

Can my shares be voted on matters other than those described in this proxy statement?

Yes. We have not received proper notice of, and are not aware of, any business to be transacted at the meeting other than as indicated in this Proxy Statement. If any other item or proposal properly comes before the meeting, the proxies received will be voted on those matters in accordance with the discretion of the proxy holders.

Board of Directors Information

What is the makeup of the Board of Directors and how often are members elected?

Our Board of Directors currently has eight members, and all eight are up for election. Each director stands for election each year. Our Board of Directors has determined that the following seven directors are independent within the meaning of applicable Nasdaq Global Market rules: Krishnan Anand, Victor Arias, Jr., Carolyn Hogan Byrd, John M. Cranor, III, John F. Hoffner, R. William Ide, III and Kelvin J. Pennington. Cheryl A. Bachelder is currently our CEO and President therefore she is not independent within the meaning of applicable Nasdaq Global Market rules.

What if a nominee is unwilling or unable to serve?

That is not expected to occur. If it does, proxies voted in favor of the original nominee will be voted for a substitute director nominated by the Board of Directors.

How often did the Board meet in fiscal 2010?

In fiscal 2010, the Board of Directors met seven times. Each director attended at least 75% of the meetings of the Board and of the committees of which he or she was a member in fiscal 2010.

Does AFC have a policy with regard to Board members’ attendance at the annual shareholders meetings?

Our directors are encouraged, but not required, to attend the annual shareholders meeting. All of our seven directors then serving on our Board attended the 2010 annual shareholders meeting.

Election of Directors and Director Biographies
(Item 1 on the proxy card)

Who are this year’s nominees?

There are eight directors nominated by the Board of Directors that are standing for election this year to hold office until the 2012 annual meeting of shareholders and until their successors are elected. Biographical information about our nominees for director and the experience, qualifications, attributes and skills considered by our Corporate Governance and Nominating Committee and Board in determining that the nominee should serve as a director appears below. For additional information about how we identify and evaluate nominees for director, see “Corporate Governance and Nominating Committee”.

Krishnan Anand, age 53, has served as a director since November 2010. Since December of 2009, Mr. Anand has served as president of the International Division of Molson Coors Brewing Company in Denver, Colorado and head of Global Strategy Development since 2009. Prior to joining Coors, Mr. Anand served from 1997 to 2009 in a number of senior marketing and management positions with The Coca-Cola Company, most recently as President of the Philippines Business Unit in Manila, Philippines. From 1980 to 1997, Mr. Anand served in various managerial positions with Unilever plc in India.

Mr. Anand brings to the Board, among other skills and qualifications, broad management and marketing experience in international business, as well as his track record of judgment and achievement, as demonstrated during a 31 year career in leadership positions at major international companies in the consumer products industry.

Victor Arias, Jr., age 54, has served as a director since May 2001. Since May 2007, Mr. Arias has been a senior client partner with Korn Ferry International, an executive search firm. From November 2004 until May 2007, Mr. Arias was a partner with Heidrick & Struggles, an executive search firm. From April 2002 until November 2004, Mr. Arias was an executive search consultant with Spencer Stuart. He is a trustee emeritus of Stanford University. Mr. Arias currently serves on the Board of Directors of Edioma, a private company.

Mr. Arias brings to the Board, among other skills and qualifications, extensive management and operational expertise, as well as his track record of judgment and achievement, as demonstrated by his leadership positions as a partner at several international executive search firms and a senior executive at several national real estate companies. Mr. Arias’ experience and skills make him valuable to the Board as chair of our People Services (Compensation) Committee and as a member of our Corporate Governance and Nominating Committee.

Cheryl A. Bachelder, age 54, has served as a Director since November 2006. Since November 2007, Ms. Bachelder has served as our Chief Executive Officer and President. Ms. Bachelder currently serves as a member of the True Value Company Board of Directors. Ms. Bachelder serves on the Advisory Board of AFPI, the franchising venture of Proctor & Gamble. Ms. Bachelder also serves as a member of the National Restaurant Association Board of Directors. Ms. Bachelder served as the President and Chief Concept Officer of KFC Corporation from 2001 to 2003. From 1995 to 2000, Ms. Bachelder was Vice President, Marketing and Product Development for Domino’s Pizza, Inc.

Ms. Bachelder brings to the Board, among other skills and qualifications, her experience in the leadership position as CEO of our Company, as well as her track record of judgment and achievement and leadership, as demonstrated during a 15 year career in the Quick Service Restaurant industry in leadership positions at major restaurant companies and over 32 years of proven managerial experience in the retail and consumer products industries.

Carolyn Hogan Byrd, age 62, has served as a director since May 2001. Ms. Byrd founded GlobalTech Financial, LLC, a financial services

Election of Directors and Director Biographies
(Item 1 on the proxy card)

and consulting company headquartered in Atlanta, Georgia in May 2000 and currently serves as chairman and chief executive officer. From November 1997 to October 2000, Ms. Byrd served as president of The Coca-Cola Financial Corporation. From 1977 to 1997, Ms. Byrd served in a variety of domestic and international positions with The Coca-Cola Company. In addition to serving as chairman of the Board of Directors of Global Tech Financial, LLC, Ms. Byrd currently serves on the Board of Directors of Freddie Mac and Regions Financial Corporation. Ms. Byrd previously served on the Board of Directors of the St. Paul Companies, Inc., Circuit City Stores, Inc. and RARE Hospitality, Inc.

Ms. Byrd brings to the Board, among other skills and qualifications, extensive management, financial, and board level expertise, as well as her track record of judgment and achievement, as evidenced by leadership positions as chairman and chief executive officer of a financial services company, and president of the financial division of a global beverage company. Further, her service as a director of other public companies provides her with broad experience as well as skills that make her valuable to the Board as chair of our Audit Committee and a member of our People Services (Compensation) Committee.

John M. Cranor, III, age 64, has served as a director since November 2006 and Chairman of our Board since November 2007. From 2003 until 2008, Mr. Cranor served as the President and Chief Executive Officer of the New College Foundation, affiliated with the New College of Florida in Sarasota. From 2000 to 2003, Mr. Cranor was a managing General Partner of Yearling Fund, LLC, an early stage investment fund. He currently continues to serve as a Limited Partner in the Yearling Fund. From 1996 to 1999, Mr. Cranor served as Chairman, President and Chief Executive Officer of Long John Silver’s Restaurants, Inc. From 1989 to 1994, Mr. Cranor was President and Chief Executive Officer of KFC Corporation.

Mr. Cranor brings to the Board, among other skills and qualifications, broad managerial and operational experience as well as his track record of judgment and achievement, as demonstrated by his leadership positions as president and chief executive officer of major Quick Service Restaurant companies, as well as broad corporate experience and executive skills that make him valuable to the Board as Chairman of the Board and as a member of our People Services (Compensation) Committee and Corporate Governance and Nominating Committee.

John F. Hoffner, age 63, has served as a director since August 2006. From 2001 until his retirement in 2005, Mr. Hoffner served as Executive Vice President and Chief Financial Officer of Jack in the Box Inc. From 1998 to 2001, Mr. Hoffner served as Executive Vice President and Chief Financial Officer of Cost Plus, Inc. Mr. Hoffner serves on the Board of Directors of Saint Joseph’s East Georgia, a subsidiary of Saint Joseph’s Health System of Atlanta, a non-profit hospital organization, and previously served on the Board of Directors of the Krannert Management School at Purdue University, and the Boards of Directors of Junior Achievement of Los Angeles and San Diego.

Mr. Hoffner brings to the Board, among other skills and qualifications, significant public company experience in the restaurant and retail industries in the areas of corporate finance and accounting, distribution and logistics, and strategic planning, as well as his track record of judgment and achievement, as evidenced by his leadership positions as chief financial officer of a major Quick Service Restaurant company and a national retail concept, as well as board experience and skills that make him valuable to the Board as a member of our Audit Committee and Corporate Governance and Nominating Committee.

R. William Ide, III, age 70, has served as a director since August 2001. Mr. Ide is a partner with McKenna Long & Aldridge, LLP, a national law firm. Mr. Ide is a former Secretary and

Election of Directors and Director Biographies
(Item 1 on the proxy card)

General Counsel of Monsanto Corporation, former Counselor to the United States Olympic Committee and was president of the American Bar Association. Mr. Ide currently serves on the Board of Directors of the Albermarle Company and on the Board of Directors of the East-West Institute. Mr. Ide is currently the chairman of the Conference Board’s Governance Center Advisory Board. Mr. Ide also serves as a trustee of Clark Atlanta University.

Mr. Ide brings to the Board, among other skills and qualifications, over 40 years of experience in corporate and securities laws, investment banking, and corporate governance matters, as well as his track record of judgment and achievement, as demonstrated by his experience as a leading partner in a national law firm and general counsel of a worldwide chemical company, and as president of the American Bar Association. Further, his service as chairman of the Conference Board’s Governance Center Advisory Board and his service as a director of other public companies make him valuable to the Board as chair of our Corporate Governance and Nominating Committee and as a member of our Audit Committee.

Kelvin J. Pennington, age 52, has served as a director since May 1996. Since 1990, Mr. Pennington has served as President of Pennington Partners & Co., an investment management and financial consulting firm. From 1982 to 1990, Mr. Pennington served in a variety of management positions for Prudential Capital Corporation, including Vice President of Corporate Finance.

Mr. Pennington brings to the Board, among other skills and qualifications, significant experience in finance, accounting and private equity, as well as his track record of judgment and achievement, as evidenced by his leadership position at an investment management and financial consulting firm. Mr. Pennington has been a member of our Board since 1996 and his experience with our Company and his corporate finance skills make him valuable to the Board as a member of our Audit Committee and People Services (Compensation) Committee.

THE BOARD OF DIRECTORS OF
THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THESE DIRECTORS

Board of Directors Committees

What are the committees of the Board?

Our Board of Directors has the following committees:

		Number of
		Meetings
Name of Committee	Primary Functions of the	in
and Members	Committee	Fiscal 2010

Executive:
John M. Cranor, III, Chair Cheryl A. Bachelder R. William Ide, III	• Exercises the authority of the full Board between Board meetings	0

Audit:
Carolyn Hogan Byrd, Chair John F. Hoffner R. William Ide, III Kelvin J. Pennington	• Selects independent auditors • Receives, accepts and reviews the report of independent auditors • Oversees internal systems of accounting controls and procedures, including the internal audit function • Reviews compliance with Sarbanes-Oxley 404 requirements	6

People Services (Compensation):
Victor Arias, Jr., Chair Kelvin J. Pennington John M. Cranor, III Carolyn Hogan Byrd	• Reviews and recommends compensation of directors and executive officers including our CEO • Makes grants of stock awards to officers and employees pursuant to stock plans • Administers stock and bonus plans	5

Corporate Governance and Nominating:
R. William Ide, III, Chair John F. Hoffner John M. Cranor, III Victor Arias, Jr.	• Reviews and monitors corporate governance principles and recommends best practices • Considers, reviews, evaluates and recommends director-nominees to the Board	4
	• Establishes minimum qualifications for director-nominees
	• Reviews director-nominees submitted by shareholders
	• Develops and facilitates continuing education program for directors
	• Makes recommendations for strategic plans, including potential mergers and acquisitions and financing alternatives

The charters that have been adopted for each of the Audit, People Services (Compensation) and Corporate Governance and Nominating Committees are available on the Investor Relations page on our website at www.afce.com. Our Board of Directors has determined that all members of the People Services (Compensation) Committee are independent within the meaning of applicable Nasdaq Global Market rules. For additional information about the Compensation Committee’s processes and the role of executive officers and compensation consultants in determining compensation, see “Compensation Discussion and Analysis.”

Audit Committee Report and
Audit Fees

AUDIT COMMITTEE REPORT

Who serves on the Audit Committee of the Board of Directors?

The members of the committee are Carolyn Hogan Byrd (Chair), John F. Hoffner, R. William Ide, III, and Kelvin J. Pennington. Our Board of Directors has determined that all of the Audit Committee members are independent within the meaning of the applicable rules of the Securities and Exchange Commission, or SEC, and Nasdaq Global Market.

Our Board of Directors has determined that Mr. Hoffner is an audit committee financial expert within the meaning of applicable SEC rules.

What document governs the activities of the Audit Committee?

The Audit Committee acts under a written charter adopted by our Board that sets forth the responsibilities and duties, as well as requirements for the committee’s composition and meetings. The Audit Committee charter is available on our website at www.afce.com.

What is the relationship between the Audit Committee, AFC’s management and the independent registered public accounting firm?

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. AFC’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles, in addition to auditing the effectiveness of our internal controls over financial reporting. The Audit Committee’s responsibility is to assist the Board of Directors in its oversight of these processes. However, the Audit Committee is not professionally engaged in the practice of accounting or auditing and its members are not experts in the fields of accounting or auditing, including with respect to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.

What has the Audit Committee done with regard to our audited financial statements for fiscal 2010?

The Audit Committee has:

•	reviewed and discussed the audited financial statements with AFC’s management and internal auditors;

•	been provided with management’s representation to the Audit Committee that the AFC financial statements have been prepared in accordance with generally accepted accounting principles;

•	discussed with PricewaterhouseCoopers LLP, independent registered public accounting firm for AFC’s fiscal year ending December 26, 2010, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU, Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	reviewed the Company’s system of internal controls with management and PricewaterhouseCoopers LLP.

In addition, the Audit Committee has reviewed the Company’s compliance with Sarbanes-Oxley 404 requirements.

Has the Audit Committee considered the independence of AFC’s registered public accounting firm?

The Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and the applicable requirements of the SEC. The Audit Committee has discussed

Audit Committee Report and
Audit Fees

with PricewaterhouseCoopers LLP that firm’s independence.

Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2010?

Based upon and in reliance on the representations of and discussions with management, internal auditors and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for AFC be included in AFC’s Annual Report on Form 10-K for the fiscal year ended December 26, 2010 for filing with the SEC.

Has the Audit Committee reviewed the fees paid to the independent auditors?

The Audit Committee has reviewed, discussed and approved the fees paid to PricewaterhouseCoopers LLP during fiscal year 2010 and Grant Thornton LLP during fiscal 2009 for audit and non-audit services, which are set forth in this proxy statement under “Fees Paid to Independent Registered Public Accounting Firm,” and has determined that the provision of the non-audit services are compatible with each firm’s independence.

Is the Audit Committee required to pre-approve all services provided by the independent registered public accounting firm?

Pursuant to its charter, the Audit Committee must pre-approve all audit and non-audit services to be performed by the independent auditors and will not approve any services that are not permitted by SEC rules.

Who prepared this report?

This report has been furnished by the members of the Audit Committee:

Carolyn Hogan Byrd, Chair
John F. Hoffner
R. William Ide, III
Kelvin J. Pennington

AUDIT COMMITTEE INDEPENDENCE

Our Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the applicable SEC and Nasdaq Global Market rules.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

For 2010, PricewaterhouseCoopers LLP billed us aggregate fees and expenses of $442,000 for the integrated annual audit of our 2010 financial statements. Grant Thornton, LLP, our former independent registered public accounting firm, billed us aggregate fees and expenses of $572,168 for the integrated annual audit of our 2009 financial statements.

Audit-Related Fees

For 2010, PricewaterhouseCoopers LLP billed us aggregate fees and expenses of $28,000 for the audit of our advertising cooperative.

Tax Fees

PricewaterhouseCoopers LLP billed us aggregate fees and expenses of $172,650 and $170,372 for 2010 and 2009, respectively, for assistance with the preparation of our 2009 federal and state tax returns, federal and state income tax examinations, and other tax accounting services in 2010 and 2009, respectively. For 2009, Grant Thornton billed us aggregate fees and expenses of $53,636 for assistance with the preparation of our 2008 federal and state tax returns.

All Other Fees

PricewaterhouseCoopers LLP billed us $4,500 for non-audit related services in 2010. Grant Thornton, LLP billed us $12,960 for non-audit related services in 2009.

Corporate Governance

Our Board has adopted Principles of Corporate Governance. The Principles of Corporate Governance are available on the Investor Relations page of our website at www.afce.com. The charters of the Audit Committee, People Services (Compensation) Committee, and Corporate Governance and Nominating Committee are also available on the Investor Relations page of our website. Our Board has adopted the AFC Honor Code (the “Honor Code”), which applies to all officers and employees. Additionally, our Board has adopted a Code of Conduct for the Board of Directors (the “Directors Code”). The Honor Code and the Directors Code reflect our commitment to conduct our business in accordance with the highest ethical principles. Our Honor Code and our Directors Code are available on the Investor Relations page of our website at www.afce.com. Copies of our Principles of Corporate Governance, Directors Code, committee charters and Honor Code are also available upon written request to AFC Enterprises, Inc., 5555 Glenridge Connector, NE, Suite 300, Atlanta, Georgia 30342, Attention: Corporate Secretary.

Any shareholder or interested party who wishes to communicate directly with our Board, or an individual member of our Board, may do so in writing to AFC Enterprises, Inc. Board of Directors, c/o Corporate Secretary, 5555 Glenridge Connector, NE, Suite 300, Atlanta, Georgia 30342. At each regular Board meeting, the Corporate Secretary will present a summary of any communications received since the last meeting (excluding any communications that consist of advertising, solicitations or promotions of a product or service) and will make the communications available to the directors upon request.

Board Leadership Structure

Since 2007, one of our independent directors, Mr. Cranor, has served as an independent Chairman of our Board. We believe this board leadership structure, with an independent director serving as chairman, is currently best for our Company and our shareholders.

We believe that the Chief Executive Officer is responsible for the day-to-day leadership and management of the Company, and that the Chairman’s responsibility is to provide oversight, direction and leadership of the Board. As directors continue to have more oversight responsibilities, we believe it is beneficial to have an independent Chairman whose primary responsibility is leading the Board. Pursuant to our Principles of Corporate Governance and our Bylaws, the independent Chairman will establish the agenda for each Board meeting, determine the length of the meetings, chair the Board meetings and executive sessions of the Board, and in consultation with the Chief Executive Officer, determine appropriate ways to facilitate interaction between the directors and management. By separating and delineating the role of the Chairman position from the role of the Chief Executive Officer, we attempt to ensure there is no duplication of effort between the Chief Executive Officer and the Chairman. We believe this provides the most effective leadership of our Board, while positioning our Chief Executive Officer as the leader of the Company to our shareholders, franchisees, employees, business partners, and other stakeholders.

Board’s Role in Risk Oversight

Our Board is responsible for overseeing our risk management. The Board delegates some of its risk oversight role to the Audit Committee, the People Services (Compensation) Committee, and to the Corporate Governance and Nominating Committee. Under its charter, the Audit Committee is responsible for oversight of our risk assessment programs and risk management strategies, including our corporate compliance programs and internal audit. Under its charter, the People Services (Compensation) Committee sets the overall compensation strategy and compensation policies for the Company’s senior executives, including the mitigation of pay practices that could encourage excessive risk taking. Under its charter, the Corporate Governance and Nominating Committee is responsible for reviewing and monitoring the business risks to the Company’s strategies, communicating to management the views of the Board with respect to the types and level of risks to be undertaken by the Company, and overseeing the risk management undertaken by the Company. In addition to the activities of the Audit Committee, the People Services (Compensation) Committee and the Corporate Governance and Nominating Committee, the full Board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed. The Board receives reports on enterprise risk management from senior officers of the Company and from the Chairmen of the Audit Committee and the Corporate Governance Committee, as well as from outside advisors. The Board believes that the enterprise risk management process in place enables the Board to effectively oversee the Company’s risk management function. The full Board also is involved in activities related to CEO succession.

Corporate Governance and
Nominating Committee

R. William Ide, III is the chairman and John F. Hoffner, John M. Cranor, III, and Victor Arias, Jr. are members of our Corporate Governance and Nominating Committee. We have posted the Corporate Governance and Nominating Committee’s charter on our website at www.afce.com. Our Board of Directors has determined that all members of the Corporate Governance and Nominating Committee are independent according to the applicable Nasdaq Global Market rules. The purpose of the Corporate Governance and Nominating Committee is (1) to identify individuals qualified to become members of our Board of Directors and to recommend to the Board of Directors nominees for election in connection with our annual meeting of shareholders, (2) to develop and recommend to the Board of Directors our Principles of Corporate Governance and to take a leadership role in shaping our corporate governance policies, (3) to make recommendations to the Board of Directors with respect to our strategic plans and (4) such other responsibilities and duties as may, from time to time, be delegated to the Committee by the Board of Directors.

One responsibility of the Corporate Governance and Nominating Committee is to establish criteria for evaluating persons to be nominated for election to our Board of Directors and its committees. Under the Corporate Governance and Nominating Committee Charter, these criteria include, at a minimum, the depth of a candidate’s experience and availability, the balance of his or her business interests and experience and the need for any required expertise on our Board of Directors or one of its committees. Furthermore, the Principles of Corporate Governance adopted by our Board of Directors provide that independent directors should be persons with broad training, knowledge and experience in business, finance, education, government or other professions or vocations who have earned distinction in their chosen fields, and those Principles of Corporate Governance also provide that the composition of our Board of Directors should reflect ethnic and gender diversity, as well as diversity of expertise in areas that will foster our business success. The Corporate Governance and Nominating Committee considers all of these criteria in selecting nominees and in the future may establish additional minimum criteria for nominees.

The Corporate Governance and Nominating Committee has not adopted a specific policy regarding the consideration of shareholder director nominees, but its general policy is to welcome future nominees recommended by shareholders. Shareholders who wish to recommend individuals for consideration by the Corporate Governance and Nominating Committee to become nominees for election to our Board of Directors may do so by submitting a written recommendation to AFC Enterprises, Inc., Attention: Corporate Secretary, 5555 Glenridge Connector, NE, Suite 300, Atlanta, Georgia 30342. Submissions must include sufficient biographical information concerning the recommended individual, including age, five year employment history with employer names and a description of the employer’s business, whether such individual can read and understand financial statements, accompanying footnotes and public filings, and Board memberships (if any) for the Committee to consider as well as any other requirements under our bylaws. The Corporate Governance and Nominating Committee will evaluate all nominees in the same manner, whether or not the nominee was recommended by a shareholder.

The Corporate Governance and Nominating Committee’s process for selecting nominees begins with an evaluation of the performance of incumbent directors and a determination of whether our Board of Directors or its committees have specific unfulfilled needs. The Corporate Governance and Nominating Committee then considers nominees identified by the Committee, other directors, our executive officers and shareholders, and in some cases, the Committee has engaged a third party search firm to assist in identifying candidates. Evaluations of prospective candidates typically include a review of the candidate’s background and qualifications, interviews with several board members, and

Corporate Governance and
Nominating Committee

discussions of the Committee and the full board. This consideration includes determining whether a candidate qualifies as “independent” under the various standards applicable to the Board of Directors and its committees.

The Corporate Governance and Nominating Committee or a subcommittee of its members then selects nominees to recommend to our Board of Directors, which considers and makes the final selection of director nominees and directors to serve on its committees. The Corporate Governance and Nominating Committee’s responsibilities also include:

•	Acting upon requests by our officers to serve on outside boards of directors;

•	Considering suggestions by our Chairman of the Board of Directors for directors to serve on Board committees, including the chair of each committee, and recommending to the Board of Directors the members and chair of all standing committees;

•	Recommending the duties that will be in the charter of any new standing committee of our Board of Directors;

•	Annually developing and overseeing an evaluation of our full Board of Directors and individual members of our Board of Directors by collecting comments and evaluations from each director and any other constituents the Committee deems relevant to such assessment;

•	Reviewing and monitoring the business risks to our strategies;

•	Communicating to management the views of the Board with respect to the types and levels of risks to be undertaken by the Company, and overseeing the risk management undertaken by the Company;

•	Reviewing director compliance with stock ownership policies and guidelines;

•	Assisting our Board of Directors with development of responsibilities of directors, including basic duties and responsibilities with respect to attendance at Board meetings and advance review of meeting materials;

•	Establishing and maintaining a director orientation program for new directors;

•	Developing, or making available, a continuing education program conducted for all directors;

•	Assisting our Board of Directors with its responsibilities for oversight of our Honor Code;

•	Reviewing our evaluation of compliance with our Honor Code;

•	Reviewing any conflicts of interest involving our officers or members of our Board of Directors;

•	Assisting our Board of Directors with oversight of our policies;

•	Periodically reviewing our report on significant litigation;

•	Reviewing the independence of each of our directors;

•	Reviewing the continued appropriateness of Board membership when one of our directors changes the position he or she held when elected or appointed to the Board;

•	Reviewing and discussing with appropriate members of management the development of the Company’s strategic plans, and making recommendations to our Board of Directors with respect to our strategic plans, including potential mergers, acquisitions and divestitures, as well as financing alternatives; and

•	Overseeing the implementation of the Company’s strategic plans approved by the Board.

Stock Ownership

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of January 31, 2011 by:

•	each shareholder known by us to own beneficially more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership held by that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after January 31, 2011, and restricted stock units and restricted stock that vests within 60 days after January 31, 2011, are deemed outstanding, while these shares are not deemed outstanding for computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. The address for those individuals for which an address is not otherwise indicated is: c/o AFC Enterprises, Inc., 5555 Glenridge Connector, NE, Suite 300, Atlanta, Georgia 30342.

The percentages of common stock beneficially owned are based on 25,696,717 shares of common stock outstanding as of January 31, 2011.

	Shares
	Beneficially	Percentage
Name	Owned	of Class

Directors and Named Executive Officers:
Cheryl A. Bachelder	245,824		*
Ralph Bower(1)	39,732		*
H. Melville Hope, III	28,517		*
Harold M. Cohen	11,099		*
Richard H. Lynch(2)	35,074		*
Krishnan Anand(3)	1,615		*
Victor Arias, Jr.(4)	34,054		*
Carolyn Hogan Byrd(5)	47,677		*
John M. Cranor, III(6)	24,548		*
John F. Hoffner(7)	23,594		*
R. William Ide, III(8)	39,054		*
Kelvin J. Pennington(9)	43,677		*

All directors and executive officers as a group (12 persons)(10)	574,465	2.3%

Stock Ownership

	Shares
	Beneficially	Percentage
Name	Owned	of Class

Five Percent Shareholders:
BlackRock, Inc.(11)	1,393,432	5.4%
Chilton Investment Company, LLC(12)	2,003,676	7.8%
Columbia Wanger Asset Management, LLC(13)	2,100,000	8.2%
FMR LLC(14)	2,560,620	10.0%
Invesco Ltd.(15)	1,304,709	5.1%
Wellington Management Company, LLP(16)	1,858,423	7.2%

*	Less than 1% of the outstanding shares of common stock.

(1)	Includes 7,500 shares of common stock issuable with respect to options that will vest within 60 days of January 31, 2011.

(2)	Includes 7,500 shares of common stock issuable with respect to options that will vest within 60 days of January 31, 2011.

(3)	Includes 969 shares issuable with respect to restricted stock units that will vest within 60 days of January 31, 2011. Mr. Anand’s business address is Molson Coors Brewing Company, 1225 17th Street, Suite 3200, Denver, Colorado 80202.

(4)	Includes 1,137 shares issuable with respect to restricted stock units that will vest within 60 days of January 31, 2011. Mr. Arias’ business address is Korn Ferry International, 2100 McKinney, Suite 1800, Dallas, Texas 75201.

(5)	Includes 1,137 shares issuable with respect to restricted stock units that will vest within 60 days of January 31, 2011. Ms. Byrd’s business address is GlobalTech Financial, LLP, 2839 Paces Ferry Road, Suite 810, Atlanta, Georgia 30339.

(6)	Includes 1,137 shares issuable with respect to restricted stock units that will vest within 60 days of January 31, 2011. Mr. Cranor’s business address is 5555 Glenridge Connector, NE, Suite 300, Atlanta, Georgia 30342.

(7)	Includes 1,137 shares issuable with respect to restricted stock units that will vest within 60 days of January 31, 2011. Mr. Hoffner’s business address is 5555 Glenridge Connector, NE, Suite 300, Atlanta, Georgia 30342.

(8)	Includes 1,137 shares issuable with respect to restricted stock units that will vest within 60 days of January 31, 2011. Mr. Ide’s business address is McKenna Long & Aldridge, LLP, 303 Peachtree Street NE, Suite 5300, Atlanta, Georgia 30308.

(9)	Includes 1,137 shares issuable with respect to restricted stock units that will vest within 60 days of January 31, 2011. Mr. Pennington’s business address is PENMAN Partners, 30 North LaSalle Street, Suite 1402, Chicago, Illinois 60602.

(10)	Shares owned by directors and executive officers as a group include 15,000 shares of common stock issuable with respect to options exercisable within 60 days of January 31, 2011, and 7,791 shares of restricted stock units that will vest within 60 days of January 31, 2011.

(11)	Represents shares of common stock beneficially owned by BlackRock, Inc. (“BlackRock”). BlackRock has sole voting power with respect to 1,393,432 shares and sole dispositive power with respect to 1,393,432 shares. This information is included in reliance upon a Schedule 13G filed with the SEC on February 3, 2011. The address of BlackRock is 40 East 52nd Street, New York, NY 10022.

(12)	Represents shares of common stock beneficially owned by Chilton Investment Company, LLC (“Chilton”). Chilton has sole voting power with respect to 2,003,676 shares, and sole dispositive power with respect to 2,003,676 shares. This information is included in reliance upon a Schedule 13G filed by Chilton with the SEC on February 14, 2011. The address of Chilton is 1266 East Main Street, 7th Floor, Stamford, CT 06902.

(13)	Represents shares of common stock beneficially owned by Columbia Wanger Asset Management, LLC (“Columbia”). Columbia has sole voting power with respect to 2,000,000 shares and sole dispositive power with respect to 2,100,000 shares. The number of shares beneficially owned includes shares held by Columbia Acorn Trust, a Massachusetts business trust that is advised by Columbia. This information is included in reliance upon a Schedule 13G filed with the SEC on February 10, 2011. The address of Columbia is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

Stock Ownership

(14)	Represents shares of common stock beneficially owned by FMR LLC (“FMR”). FMR has sole dispositive power with respect to 2,560,620 shares. This information is included in reliance upon a Schedule 13G filed with the SEC on February 14, 2011. The address of FMR is 82 Devonshire Street, Boston, MA 02109.

(15)	Represents shares of common stock beneficially owned by Invesco Ltd. (“Invesco”). The shares are held by the following investment advisor subsidiaries of Invesco: Invesco Advisers, Inc. has sole voting power with respect to 1,212,450 shares and sole dispositive power with respect to 1,254,550 shares; Invesco Powershares Capital Management has sole voting and dispositive power with respect to 37,473 shares; and Van Kampen Asset Management has sole voting and dispositive power with respect to 12,686 shares. This information is included in reliance upon a Schedule 13G filed with the SEC on February 11, 2011. The address of Invesco is 1555 Peachtree Street NE, Atlanta, GA 30309.

(16)	Represents shares of common stock beneficially owned by Wellington Management Company, LLP (“Wellington”). Wellington has shared voting power with respect to 1,509,719 shares and shared dispositive power with respect to 1,858,423 shares. This information is included in reliance upon a Schedule 13G filed with the SEC on February 14, 2011. The address of Wellington is 280 Congress Street, Boston, MA 02210.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives and Philosophy.  The People Services (Compensation) Committee of the Board of Directors, which we refer to throughout this discussion as the Compensation Committee, determines the compensation of the executive officers identified in the Summary Compensation Table and our other senior executives. Compensation is comprised of the following components: base salary, annual incentive award, long-term equity incentives and benefits and perquisites. The compensation program is designed to:

(1) attract and retain qualified management,

(2) be competitive with comparable employers, and

(3) align management’s incentives with the long-term interests of our shareholders.

For our named executive officers and other senior executives, our Compensation Committee designs our short and long-term incentive awards under a “pay-for-performance” philosophy that ties a significant portion of the amounts earned to our Company-wide performance — primarily earnings growth and stock appreciation.

Business Review.  In 2010, we delivered strong performance in relation to the Quick Service Restaurant (“QSR”) sector on the four key metrics of our strategic plan: positive guest traffic, positive gains in the guest experience, positive gains in restaurant operating profit and positive net new restaurant units. Net income for 2010 was higher than 2009, and adjusted earnings per diluted share increased in 2010 as well. Total system-wide sales, global same-store sales, domestic same-store sales and international same-store sales all increased in 2010 over 2009. The Popeyes system had net openings of 39 restaurants in 2010, compared to 14 net openings in 2009. We also successfully completed a new five year $100 million credit facility in 2010.

Named Executive Officers for 2010.  In accordance with SEC rules, our named executive officers for 2010 include our chief executive officer, chief financial officer and the three other executive officers with the highest total compensation for 2010. The named executive officers are as follows:

•	Cheryl A. Bachelder, President and Chief Executive Officer;

•	Ralph Bower, Chief Operating Officer;

•	H. Melville Hope, III, Chief Financial Officer;

•	Harold M. Cohen, General Counsel, Chief Administrative Officer and Corporate Secretary; and

•	Richard H. Lynch, Chief Marketing Officer.

Compensation Committee Process and Role of Executive Officers.  The Compensation Committee approves all compensation for executive officers, including our named executive officers. The Compensation Committee is solely responsible for the review of the performance and compensation of our chief executive officer or CEO.

During 2010, Cheryl A. Bachelder was our CEO and President. The material terms of the 2010 compensation for Ms. Bachelder were set by negotiations between our Compensation Committee and Ms. Bachelder at the time of her hiring in 2007, and the cash components have remained substantially unchanged since such time. For compensation of the remaining executive officers, the CEO and chief human resources officer make recommendations to the Compensation Committee with respect to the performance of the executives and the appropriate compensation amounts for each executive. In making these recommendations, the CEO and chief human resources officer consider peer group data as described below as well as budgetary constraints. The Compensation Committee also considers a targeted total compensation amount. After setting base salary and target bonus, the Compensation

Committee determines the targeted value of equity compensation in order to achieve this targeted total compensation amount. The Compensation Committee considers the recommendations of the CEO and the chief human resources officer and the other considerations discussed above, and then approves the compensation for each of the executive officers. In addition, our CEO, our chief financial officer or CFO, our General Counsel and Chief Administrative Officer or General Counsel, and our chief human resources officer, assist the Compensation Committee with the implementation and administration of our annual incentive bonus plan.

Role of Compensation Consultant.  In 2010, the Compensation Committee engaged Aon Hewitt (formerly known as Hewitt Associates LLC) (“Aon Hewitt”) as its independent compensation consultant. Management did not engage a separate compensation consultant.

During 2010, Aon Hewitt provided data and assisted in formulating management’s recommendations to the Compensation Committee for their consideration in making final compensation decisions. Aon Hewitt consulted with management and the Compensation Committee on design recommendations, provided compensation trend and industry analyses, attended some of the Compensation Committee meetings, and participated in discussions with members of the Compensation Committee.

Targeted Compensation Levels and Competitive Data.  To assist in understanding market compensation levels, our Compensation Committee considers compensation data of other QSR companies. The data is compiled by management at the direction of the Compensation Committee with the assistance of Aon Hewitt using proxy statements for public restaurant companies and information provided by the Chain Restaurant Compensation Association, or “CRCA.”

The CRCA works in partnership with Hay Group to provide industry specific compensation information for the association’s members for a subscription fee. In 2010, 91 organizations were included in the 2010 CRCA survey, including 41 organizations in the QSR industry. The Compensation Committee does not have input into those companies participating in the CRCA survey. The data was reviewed to provide the Committee with a general understanding of the current compensation practices in the restaurant industry. The following table lists the 41 organizations in the QSR industry included in the CRCA data:

Organization Name
Popeyes Louisiana Kitchen
Boddie-Noell Enterprises
(a Hardee’s Franchisee)
BoJangles’ Restaurants
Burger King
Caribou Coffee
Checkers/Rally’s Hamburgers
Carl’s Jr.
Hardee’s
Domino’s Pizza
Burger King
Dunkin’ Brands — Corporate
Baskin-Robbins
Dunkin’ Donuts
Organization Name
El Pollo Loco
Fazoli’s
Little Caesar Enterprises — Corporate
Little Caesar
In-N-Out Burger
Dairy Queen
Jack in the Box
Krispy Kreme Doughnuts
Krystal
McDonald’s
Pizza Hut
Panda Express
D’Angelo
Papa Gino’s
Organization Name
Papa John’s Pizza
Sonic Restaurants
Starbucks
Taco John’s
Taco Time
The Holland-Burgerville
Arby’s
Wendy’s
Whataburger
White Castle System
KFC
Long John Silver’s
Pizza Hut
Taco Bell

In November 2010, Aon Hewitt worked directly with the Compensation Committee to prepare and present competitive market data from the CRCA survey, the proxy disclosures of publicly-traded QSRs listed below that are similar to us in franchisee structure, and Aon Hewitt’s 2010-2011 U.S. Salary Increase Survey for the hospitality/restaurants industry. For the CRCA survey, market values were determined based on system-wide sales. For the peer QSR companies, regression analysis was utilized to account for size differences and develop market values that are consistent with our annual revenues. The peer QSR companies are: Buffalo Wild Wings, Inc., Burger King Holdings, Inc., CKE Restaurants, Inc., Denny’s Corp., Dine Equity, Inc., Domino’s Pizza, Inc., Famous Dave’s of America, McDonald’s Corporation, Panera Bread Company, Sonic Corporation, Wendy’s/Arby’s Group, Inc., and YUM! Brands, Inc.

Similar to prior years, the Compensation Committee evaluated a blended approach of CRCA data and peer QSR data to account for the various organizational differences in the restaurant industry. The differences include the size of the organizations, the percentage of an organization’s restaurants that are company-operated or franchised, the restaurant system’s operating complexities, the number of restaurants in each system, and restaurant revenues. Our Compensation Committee evaluated this data and other materials provided to them as part of their process in making decisions regarding compensation.

Total Compensation Allocation.  Under the compensation structure designed by the Compensation Committee, the mix of base salary, annual cash incentive awards and long-term equity incentive awards varies depending upon job responsibility with a greater emphasis on incentive compensation for the most senior executives. The Compensation Committee believes that the compensation of our named executive officers and other senior officers — the levels of management having the greatest ability to influence our performance — should have a significant performance-based component, which historically has been achieved through bonuses tied to EBITDA (as defined below) and other corporate performance metrics described in further detail below.

Base Salaries.  The base salary in 2010 for Ms. Bachelder was set pursuant to her employment agreement. The Compensation Committee determines base salaries for the other named executive officers and members of senior management based on a combination of review of the survey data described above for officers with comparable qualifications, experience and responsibilities at restaurant organizations and review of the performance and merit of the specific individual officer. When appropriate, the Compensation Committee also will take into account our performance in setting and increasing base salaries.

In March 2010, the Compensation Committee determined that there would be no salary adjustments for named executive officers for 2010, except for the Chief Financial Officer due to a below-market competitive standing. The decision was made in recognition of the continuing challenging economic climate and in consideration of budgetary constraints and the ability of the officers to earn performance-based annual incentive bonuses. The Compensation Committee reviewed market data for our Chief Financial Officer, H. Melville Hope, III, and approved a base salary increase from $290,000 to $320,000.

In November 2010, the meeting at which the Compensation Committee typically reviews base salaries, the Compensation Committee reviewed competitive data provided by Aon Hewitt with regard to comparable positions at other restaurant organizations having officers with comparable qualifications, experience and responsibilities, as well as a review of job performance and internal equity considerations, and approved the following base salary increases effective November 2010 and for 2011:

•	Chief Operating Officer, Mr. Bower, from $275,000 to $300,000, and

•	General Counsel, Mr. Cohen, from $280,000 to $288,000.

In December 2010, following a similar review, the Compensation Committee approved a base salary increase for 2011 for our chief executive officer, Ms. Bachelder, from $650,000 to $675,000. This increase was the first base salary increase for Ms. Bachelder since joining the company in 2007.

		2009	2010	2011
Name	Title	Base Salary	Base Salary	Base Salary

Cheryl A. Bachelder	Chief Executive Officer and President	$650,000	$650,000	$675,000
Ralph Bower	Chief Operating Officer — US	$275,000	$275,000	$300,000
H. Melville Hope, III	Chief Financial Officer	$290,000	$320,000	$320,000
Harold M. Cohen	Senior Vice President — Legal Affairs, General Counsel and Secretary	$280,000	$280,000	$288,000
Richard H. Lynch	Chief Marketing Officer	$300,000	$300,000	$300,000

Annual Incentive Awards.  The Compensation Committee awards cash incentives based upon satisfaction of company financial and/or business plan metrics. At the end of each fiscal year, our Compensation Committee adopts an annual cash incentive plan for the coming fiscal year, which we refer to as the Incentive Plan. The Compensation Committee sets all Incentive Plan metrics, goals and weights and determines the amount of target incentives for our named executive officers and other participants. Members of our management, including the CEO, CFO, General Counsel, and our chief human resources officer assist the Compensation Committee with the implementation and administration of the Incentive Plan. The formula set by the Compensation Committee for determining cash incentives under the 2010 Incentive Plan was:

Funding % × Annual Incentive Opportunity × Individual Plan Goals Achieved = Annual Cash Incentive Payment

Funding.  The Incentive Plan is funded based on a metric of earnings before interest, taxes, depreciation and amortization, or EBITDA. The Compensation Committee selected this metric because it believes EBITDA growth influences the growth of our share value, and is therefore directly correlated with the interests of our shareholders. The Compensation Committee sets the target Company EBITDA measure so that it matches our internal budget as approved by the Board of Directors. We must achieve a minimum of 95% of the target Company EBITDA for any cash incentives to be paid. Once the 95% threshold has been met, the Incentive Plan funding increases pursuant to an established scale. The following chart shows the performance / funding scale for the 2010 Incentive Plan:

Achievement of
Company EBITDA Target	Funding %	Increase

less than 95%	0%	—
95 - 100%	50 - 100%	Opportunity increases 10% for every 1% of performance up to 100%
101 - 110%	103 - 130%	Opportunity increases 3% for every 1% of performance beginning at 101%

Funding for cash incentives under the Incentive Plan is determined on an annual basis for all executive officers.

Individual Opportunities.  The Compensation Committee sets a specific dollar target amount as the annual cash incentive opportunity for each participant, which is based on a percentage of the executive’s base salary. The Compensation Committee determines annual cash incentive opportunity for the named executive officers and members of senior management based on a combination of review of survey data described above for officers with comparable qualifications, experience and responsibilities at restaurant organizations and its review of the performance of the specific individual officer. These targets are set by the Compensation Committee on an annual basis. The 2010 annual cash incentive opportunity for Mr. Hope and Mr. Cohen changed from 2009 to be commensurate with the annual cash incentive opportunity for Mr. Bower and Mr. Lynch. The respective cash incentive opportunities of our named executive officers in 2010 were as follows:

		Equivalent $
Name	Annual Cash Incentive Opportunity	Target Amount

Cheryl A. Bachelder	100% of Base Salary	$650,000
Ralph Bower	60% of Base Salary	$167,308
H. Melville Hope, III	60% of Base Salary	$192,000
Harold M. Cohen	60% of Base Salary	$168,738
Richard H. Lynch	60% of Base Salary	$180,000

Financial Goals and Weighting.  The Compensation Committee sets incentive plan goals which tie to key company performance metrics. The 2010 Incentive Plan included the following bonus plan goals weighted as follows for each of our named executive officers:

			System-
	System-	System-	Wide	Domestic
	Wide	Wide	Comparable	Comparable
Name	EBITDA	Openings	Sales	Sales	Total

Cheryl A. Bachelder	60%	20%	20%	—	100%
Ralph Bower	60%	20%	20%	—	100%
H. Melville Hope, III	60%	20%	20%	—	100%
Harold M. Cohen	60%	20%	20%	—	100%
Richard H. Lynch	60%	—	—	40%	100%

The targeted annual system-wide EBITDA amount under the 2010 Incentive Plan was $42.6 million. We achieved EBITDA of $45.2 million, or 106% of the target amount. Therefore, the system-wide EBITDA element of the Incentive Plan was funded at 118%. The targeted annual system-wide comparable sales for 2010 was an increase of 1.3%, and the targeted domestic comparable sales for 2010 was 1.0%. We achieved an increase in system-wide and domestic comparable sales goals of 2.6% and 2.5%, respectively, therefore those elements of the Incentive Plan were funded at

100% of the targeted amount. However, we did not achieve our targeted system-wide openings of 151 restaurants; therefore, no amounts were earned with respect to these elements. Accordingly, Ms. Bachelder and Messrs. Bower, Hope and Cohen were paid a prorated share of their annual cash incentive opportunity and Mr. Lynch earned in excess of his target opportunity as set forth in the following table:

	Target Incentive	Actual Incentive
	Award	Award Earned
Name	($)	($)

Cheryl A. Bachelder	650,000	613,600
Ralph Bower	167,308	157,939
H. Melville Hope, III	192,000	181,248
Harold M. Cohen	168,738	159,289
Richard H. Lynch	180,000	212,400

Long-Term Equity Incentive Awards.  Beginning in 2009, our Compensation Committee worked closely with Aon Hewitt to enhance the performance orientation of our long-term incentive program. The Company granted both stock options and performance shares in 2009, and continued that approach in 2010.

The Compensation Committee’s practice is to determine the appropriate dollar amount of equity compensation and grant a blend of stock options and performance shares that have a grant date fair market value equal to that amount. The Compensation Committee determines the dollar value of the equity compensation for the named executive officers and members of senior management based on a competitive market study by Aon Hewitt for officers with comparable qualifications, experience and responsibilities at other restaurant organizations, and a review of the performance of the specific individual officer. In making its decisions, our Compensation Committee considers equity awards made on a historical basis and management’s recommendations with respect to our current business needs.

Long-Term Incentive Plan.  In August 2009, the Compensation Committee approved a new long-term incentive plan consisting of stock options and performance shares designed to attract, motivate and retain key management talent. The primary objectives of the long-term incentive plan are to:

•	align management’s interest with shareholders interests;

•	encourage Company performance, with a focus on EBITDA and stock price as our measures of success; and

•	be competitive with other programs and opportunities within our industry.

The long term incentive plan design consists of a total opportunity made up of 35% stock options and 65% performance shares. Stock options granted under the long term incentive plan vest one-third per year, commencing one year after the grant date. The stock options have value only if our stock price increases over time.

Performance shares are earned annually based on EBITDA performance, but to enhance the long-term nature of the program, the performance shares are not vested and paid until the completion of the entire three year performance period. For example, 2010 grants are earned based on 2010 EBITDA performance, but do not vest until the end of the 2010-2012 performance period. The Compensation Committee believes that sustained successful EBITDA achievement will result in a higher stock price for our shareholders. The EBITDA performance measure is set by our Compensation Committee on an annual basis for each fiscal year based upon our EBITDA target for each respective year. Performance shares may be earned annually according to the same scale as the Incentive Plan discussed above. We must achieve a minimum of 95% of the target EBITDA for each fiscal year for any shares to be earned. The following chart shows the performance/granting scale for the performance shares under the long term incentive plan:

Achievement of Company
EBITDA Target	Granting %	Increase

Less than 95%	0%	—
95 - 100%	50 - 100%	Opportunity increases 10% for every 1% of performance up to 100%
101 - 110%	103 - 130%	Opportunity increases 3% for every 1% of performance beginning at 101%

The equity awards made in 2010 to our named executive officers under the long term incentive plan are set forth below.

			Target Number of
			Performance
	Number of Stock		Shares Granted in
	Options Granted		2010 (65% of Total
	(35% of Total	Stock Option	LTIP Value over
	LTIP Value)	Exercise Price	Three-Year Period)
Name	(#)	($)	(#)(1)

Cheryl A. Bachelder	62,011	10.94	43,053
Ralph Bower	7,810	10.94	5,382
H. Melville Hope, III	7,810	10.94	5,382
Harold M. Cohen	7,810	10.94	5,382
Richard H. Lynch	7,810	10.94	5,382

(1)	The amount of performance shares shown in this column represents the sum of the second tranche of the 2009-2011 performance period (one-third of the total award) and the first tranche of the 2010-2012 performance period (one-third of the total award). The performance shares granted in 2009 and 2010 were earned based on 2009 and 2010 EBITDA performance, respectively. However, earned shares are not vested and paid until the completion of each full three-year performance periods.

During fiscal 2011, the named executive officers were granted the third tranche of the 2009-2011 performance period, the second tranche of the 2010-2011 performance period, and the first tranche of the 2011-2013 performance period. It is anticipated that the named executive officers would receive additional grants under the long-term incentive plan on an annual basis.

Equity Compensation Grant Practices.  Stock options are awarded at the price of our stock on the date of the grant. It is the intention of the Compensation Committee to make grants under the long term incentive plan at a committee meeting in the first quarter of our fiscal year in order to maximize the motivational value associated with the awards and to comply with Section 162(m) tax deductibility standards.

Retirement and Deferred Compensation Plans.  We maintain a 401(k) plan pursuant to which we may match a percentage of an employee’s contribution. When we calculate targeted overall compensation for our senior management, we factor in the benefits expected to be received under the 401(k) plan.

There are currently no pension plans in which the named executive officers participate and no deferred compensation arrangements.

Perquisites and Other Benefits.  During 2010, we paid membership dues for our CEO to use a dining club near our corporate office complex for business guests. Our named executive officers were eligible to be reimbursed for an annual comprehensive medical examination otherwise not paid for by medical insurance. Our named executive officers also received the benefit of a Company paid life insurance policy having death benefits of five times the executive’s base salary.

Members of senior management participate in our other benefit plans on the same terms as other employees. These plans include medical, dental and life insurance. Relocation benefits also are reimbursed from time to time, but are individually negotiated when they occur. In 2010, we did not pay any relocation benefits.

Tax Considerations.  The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code which limits the deductibility of executive compensation paid by publicly held corporations to $1 million per named executive officer, excluding the Chief Financial Officer. The $1 million limitation does not apply to compensation that qualifies as performance-based. The Compensation Committee intends to use performance-based compensation to minimize the effect of these tax deduction limits. Our annual and long-term incentive plans have been designed to qualify as performance-based compensation to meet the Section 162(m) requirements. Nevertheless, we believe that we must attract, retain and reward the executive talent necessary to maximize shareholder value and that the loss of a tax deduction may be necessary and appropriate in some circumstances.

Employment Agreements.  We have employment agreements with each of our named executive officers. Their employment agreements provide for base salary subject to annual adjustment by the Compensation Committee, an annual incentive bonus, participation in Company-sponsored broad-based and executive benefit plans and such other compensation as may be approved by the Board of Directors. Generally, our employment agreements have a term of one year, unless earlier terminated or otherwise renewed pursuant to the terms thereof and are automatically extended for successive one-year periods following the expiration of each term unless notice is given by the Company or the executive not to renew. Severance benefits, change in control provisions and other perquisites available under these employment agreements are described under the heading “Potential Payments Upon Termination or Change in Control”.

Change in Control.  The Compensation Committee believes that it is important to protect our named executive officers in the event of a change in control and a subsequent termination of their employment without cause or a material diminution of or change in responsibilities, duties or title, or a material reduction or change in pay and benefits. Further, it is our belief that the interests of our executives should be aligned with those of our shareholders. The Compensation Committee believes that providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to accept or maintain employment with us, or to pursue potential change in control transactions that may be in the best interests of shareholders. Our employment agreements provide for a “double trigger” for change in control — meaning that change in control benefits will only be paid (1) if there is a change in control (as defined in the employment agreement) and (2) within one year of the change in control, the employee’s employment is terminated without cause, or there is a material diminution of or change in the employee’s responsibilities, duties or title, or there is a material reduction or change in pay and benefits that is not part of a reduction in pay and benefits that applies to all of our executive officers. In the event that both triggers are satisfied, the employee may terminate his or her employment and receive the same severance he or she would have received upon a termination without cause.

Compensation Program Risk Assessment.  In 2010, the Compensation Committee, with the assistance of Aon Hewitt, conducted a comprehensive review of our compensation programs and policies. The Compensation Committee concluded that our compensation programs are not reasonably likely to have a material adverse effect on us.

Our compensation program provides a balanced mix of cash and equity, annual and long-term incentives, and stock price performance and internal financial performance metrics, all of which mitigates risk. Specific program features that mitigate risk include:

•	Using a combination of performance shares and stock options for equity awards balances risk incentives between stock price appreciation and internal financial performance;

•	Awards to executive officers are limited to a fixed maximum;

•	The performance goals under our annual and long-term incentive programs include Company-wide and division metrics which we believe encourage decision-making that is in the best long term interest of shareholders;

•	Company-wide and division performance goals are reviewed and approved by the Board;

•	No single executive has complete and direct influence over any of the performance metrics;

•	The time based vesting over three years for our long-term incentive equity awards helps ensure that our executives’ interests align with those of our shareholders; and

•	All named executive officers are subject to stock ownership guidelines.

Stock Ownership Guidelines.  In 2011, the Board adopted stock ownership guidelines that apply to executive officers and to members of our Board of Directors. The guidelines were implemented to further our expectation that each executive officer and director should maintain an ownership stake in our stock. The guidelines contemplate that each executive officer and director will maintain a targeted level of ownership. Our compensation programs are designed to support long-term stock ownership, which aligns the interests of our executive officers and directors with our shareholders.

Target ownership for the Chief Executive Officer is three times annual base salary, and for the other named executive officers is one times annual base salary. Executives have five years to achieve their ownership guideline, and the Committee will review the status of achievement annually. For purposes of calculating ownership under the guidelines, we include outright shares owned by the executive, deferred compensation plan shares, and restricted shares (post-tax). We do not include unearned performance shares or vested or unvested stock options. In addition, we require our executive officers to retain 33% of the net shares received from any equity-based awards, after deductions for taxes and exercise costs, until the ownership guidelines are met. Also, non-employee directors are required to retain all compensation paid in shares until termination of board service, and accumulate three times their annual retainer over the first five years of service.

2010 SUMMARY COMPENSATION TABLE

The following table includes information concerning 2008, 2009 and 2010 compensation for the CEO, the CFO and the three other executive officers with the highest total compensation calculated in accordance with SEC rules and regulations (the “named executive officers”).

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)

Cheryl A. Bachelder	2010	650,000	0	471,000	335,697	613,600	33,540	2,103,837
Chief Executive Officer	2009	650,000	0	687,240	278,757	566,800	128,317	2,311,114
	2008	650,000	0	0	0	364,000	152,977	1,166,977
Ralph Bower	2010	278,846	0	58,879	66,076	157,939	19,620	581,360
Chief Operations Officer	2009	275,000	0	97,940	42,484	143,880	271,805	831,109
	2008	250,673	50,000	107,755	154,305	85,292	147,370	795,395
H. Melville Hope, III	2010	314,808	0	58,879	42,279	181,248	25,251	622,465
Chief Financial Officer	2009	290,000	0	97,940	35,109	139,084	20,999	583,132
	2008	290,000	25,000	103,155	0	89,320	21,786	529,261
Harold M. Cohen	2010	281,231	0	58,879	42,279	159,289	24,951	566,629
General Counsel	2009	280,000	0	97,940	35,109	134,288	22,663	570,000
	2008	280,000	25,000	103,155	0	86,240	21,693	516,088
Richard H. Lynch	2010	300,000	0	58,879	63,678	212,400	18,972	653,929
Chief Marketing Officer	2009	300,000	0	97,940	42,059	196,200	14,791	650,990
	2008	248,077	25,000	86,825	119,546	63,969	102,214	645,631

(1)	Amounts in this column reflect cash awards other than incentive bonuses.

(2)	Amounts in this column are calculated utilizing the grant date fair value of restricted stock under FASB ASC Topic 718. The grant date fair values of restricted stock awards are calculated using the Nasdaq Global Market closing price of our stock on the date of grant. With respect to the restricted performance shares granted subject to performance conditions, the grant date fair value is based on a 100% probability of meeting the performance conditions. See Note 13 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 26, 2010, regarding assumptions underlying valuation of equity awards. An overview of the features of our performance share awards can be found in the “Compensation Discussion and Analysis” section above. For 2010, the maximum grant date fair value of the performance share grants in this column which have performance conditions and assuming the highest level of performance conditions will be achieved is equal to 130% of the respective target amounts. The maximum value that could be earned by each named executive officer under these awards is as follows:

	Value at Target	Maximum Value
Name	($)	(130% of Target) ($)

Cheryl A. Bachelder	471,000	612,300
Ralph Bower	58,879	76,543
H. Melville Hope, III	58,879	76,543
Harold M. Cohen	58,879	76,543
Richard H. Lynch	58,879	76,543

(3)	Amounts in this column are calculated utilizing the grant date fair value of stock options under FASB ASC Topic 718. The grant date fair value of option awards was estimated as of the date of grants using a Black-Scholes option-pricing model. See Note 13 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 26, 2010 regarding assumptions underlying valuation of equity awards. An overview of the features of our stock option awards can be found in the “Compensation Discussion and Analysis” section above.

(4)	The amounts in this column reflect the cash awards earned by the named individuals under the annual incentive plan. For information about the 2010 Incentive Plan, see “Annual Incentive Awards” in the “Compensation Discussion and Analysis” section above.

(5)	The amounts shown in this column for 2010 reflect the following components:

•	With respect to Ms. Bachelder, the amount of $1,014, for dues to use a dining club near our office building complex to entertain business guests.

•	With respect to Ms. Bachelder, and Messrs. Hope and Cohen, the amounts of $1,796, $2,240, and $2,240, respectively, for the cost of an annual physical examination.

•	With respect to Ms. Bachelder, and Messrs. Bower, Hope, Cohen and Lynch, the amounts of $10,514, $2,879, $4,522, $2,469, and $2,916, respectively, for a Company paid life insurance policy having death benefits of five time the executive’s base salary.

•	With respect to Ms. Bachelder, and Messrs. Bower, Hope, Cohen and Lynch, the amounts of $6,125, $6,125, $4,900, $6,125, and $4,904, respectively, for matching contributions to each individual’s account in our 401(K) plan.

•	With respect to Ms. Bachelder, and Messrs. Bower, Hope, Cohen and Lynch, the amounts of $11,856, $10,481, $13,454, $13,242 and $10,765, respectively, for the amounts of our contributory share of the costs of each individual’s participation in our general benefit plans, including medical, dental, life and disability insurance plans.

•	With respect to Ms. Bachelder and Messrs. Bower, Hope, Cohen and Lynch, the amounts of $207, $135, $135, $135 and $387 respectively, for the costs to us for each individual’s participation in our group term life insurance policy.

•	With respect to Mr. Cohen, the amount of $740 for a service recognition award.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2010

The following table sets forth certain information regarding potential payouts under the 2010 Incentive Plan and certain information regarding restricted stock awards and stock options granted during the fiscal year ended December 26, 2010 to each of our named executive officers.

												Grant
									All Other	All Other		Date
									Stock	Option		Fair
									Awards:	Awards:		Value of
									Number	Number of	Exercise or	Stock
		Date of	Estimated Possible Payouts			Estimated Possible Payouts			of Shares	Securities	Base Price	and
		Comp.	Under Non-Equity Incentive			Under Equity Incentive			of Stock	Underlying	of Option	Option
	Grant	Comm.	Plan Awards(1)			Plan Awards(2)			or Units	Options	Awards	Awards
Name	Date	Action	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)(3)	(#)(4)	($/share)	($)(5)

Cheryl A. Bachelder			325,000	650,000	845,000
	4/5/10	3/3/10				9,926	19,853	25,808				217,192
	4/5/10	3/3/10				11,600	23,200	30,160				253,808
	4/5/10	3/3/10								62,011	$10.94	335,697
Ralph Bower			83,654	167,308	217,500
	4/5/10	3/3/10				1,241	2,482	3,226				27,153
	4/5/10	3/3/10				1,450	2,900	3,770				31,726
	4/5/10	3/3/10								7,810	$10.94	42,279
H. Melville Hope, III			96,000	192,000	249,600
	4/5/10	3/3/10				1,241	2,482	3,226				27,153
	4/5/10	3/3/10				1,450	2,900	3,770				31,726
	4/5/10	3/3/10								7,810	$10.94	42,279
Harold M. Cohen			84,369	168,738	219,359
	4/5/10	3/3/10				1,241	2,482	3,226				27,153
	4/5/10	3/3/10				1,450	2,900	3,770				31,726
	4/5/10	3/3/10								7,810	$10.94	42,279
Richard H. Lynch			90,000	180,000	234,000
	4/5/10	3/3/10				1,241	2,482	3,226				27,153
	4/5/10	3/3/10				1,450	2,900	3,770				31,726
	4/5/10	3/3/10								7,810	$10.94	42,279

(1)	Reflects the threshold, target and maximum payment levels under the 2010 Incentive Plan. Actual amounts earned by our named executive officers are reported in the Non-Equity Incentive Plan Compensation column in the 2010 Summary Compensation Table. For information about the performance goals under the plan, see the Compensation Discussion and Analysis.

(2)	Reflects the threshold, target and maximum number of performance shares that would be payable if the 2010 performance criteria relating to the performance based restricted stock grants under the 2009 and 2010 long term incentive plans are met. The performance criteria necessary for vesting of these performance shares was achieved in 2010 and the performance shares for 2010 are now “earned”, meaning the amount of the awards for the 2010 performance period has been determined, but will not vest until the completion of the applicable three year performance period, and further provided the named executive officer remains employed as of the vesting date. For information about the performance criteria, see the Compensation Discussion and Analysis.

(3)	We did not grant any time vesting restricted stock in 2010.

(4)	Reflects the number of stock options granted under the 2006 Stock Incentive Plan. The stock options vest over a three year period with 1/3 vesting on April 5, 2011, April 5, 2012, and April 5, 2013, respectively.

(5)	Reflects the grant date fair value of performance shares and stock options under FASB ASC Topic 718 granted to each of the named executive officers in 2010. With respect to the performance shares, the grant date fair value is based on a 100% probability of meeting the performance conditions. The grant date fair value of option awards was estimated on the date of grant using a Black-Scholes option-pricing model. There can be no assurance that the grant date fair value of the restricted stock and option awards will ever be realized.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

The following table includes information regarding the value of all unexercised options and restricted stock awards held by the named executive officers as of December 26, 2010.

	Option Awards								Stock Awards
														Equity
												Equity		Incentive
												Incentive		Plan
												Plan		Awards:
					Equity							Awards:		Market or
					Incentive						Market	Number of		Payout
					Plan						Value of	Unearned		Value of
					Awards:						Shares	Shares,		Unearned
	Number of		Number of		Number of				Number		or Units	Units or		Shares,
	Securities		Securities		Securities				of Shares		of Stock	Other		Units or
	Underlying		Underlying		Underlying				or Units		That	Rights		Other
	Unexercised		Unexercised		Unexercised		Option		of Stock		Have	That		Rights
	Options		Options		Unearned		Exercise	Option	That		Not	Have		That Have
	(#)		(#)		Options		Price	Expiration	Have Not		Vested	Not		Not Vested
Name	Exercisable		Unexercisable		(#)		($)	Date	Vested (#)		($)(37)	Vested (#)		($)(37)

Cheryl A. Bachelder	150,000	(1)	50,000	(1)			12.81	11/01/17
					200,000	(2)	12.81	11/01/17
	21,966	(3)	43,934	(3)			8.30	08/31/19
			62,011	(4)			10.94	04/05/17
									39,734	(5)	586,474
									25,288	(6)	373,251
												19,853	(7)	293,030
												23,200	(8)	342,432
Ralph Bower	15,000	(9)	15,000	(9)			9.37	02/01/18
	6,250	(10)			12,500	(10)	9.37	02/01/18
	2,766	(11)	5,534	(11)			8.30	08/31/19
			7,810	(12)			10.94	04/05/17
									5,934	(13)	87,586
									3,161	(14)	46,656
												2,482	(15)	36,634
												2,900	(16)	42,804
H. Melville Hope, III	2,766	(17)	5,534	(17)			8.30	08/31/19
			7,810	(18)			10.94	04/05/17
									5,934	(19)	87,586
									3,161	(20)	46,656
												2,482	(21)	36,634
												2,900	(22)	42,804
Harold M. Cohen	2,766	(23)	5,534	(23)			8.30	08/31/19
			7,810	(24)			10.94	04/05/17
									5,934	(25)	87,586
									3,161	(26)	46,656
												2,482	(27)	36,634
												2,900	(28)	42,804
Richard H. Lynch	15,000	(29)	15,000	(29)			7.55	03/01/18
	5,000	(30)			10,000	(30)	7.55	03/01/18
	2,766	(31)	5,534	(31)			8.30	08/31/19
			7,810	(32)			10.94	04/05/17
									5,934	(33)	87,586
									3,161	(34)	46,656
												2,482	(35)	36,634
												2,900	(36)	42,804

(1)	The stock options under this grant vested in the amount of 50,000 on November 1, 2008, 50,000 on November 1, 2009, and 50,000 on November 1, 2010. The remaining stock options under this grant vest in the amount of 50,000 on November 1, 2011.

(2)	The performance stock options under this grant vested in the amount of 50,000 on November 1, 2008, 50,000 on November 1, 2009, and 50,000 on November 1, 2010. The remaining stock options under this grant vest in the amount of 50,000 on November 1, 2011. However, the stock options under this grant are only exercisable in the event we meet certain performance measure conditions related to achieving and maintaining various levels of stock price during the five year period after the grant date.

(3)	The stock options under this grant vested in the amount of 21,966 on August 31, 2010. The remaining stock options under this grant vest in the amount of 21,966 on August 31, 2011, and 21,968 on August 31, 2012.

(4)	The stock options under this grant vest in the amount of 20,670 on April 5, 2011, 20,670 on April 5, 2012, and 20,671 on April 5, 2013.

(5)	The restricted stock under this grant vested in the amount of 19,866 on August 31, 2010. The remaining restricted stock under this grant vests in the amount of 19,866 on August 31, 2011, and 19,868 on August 31, 2012.

(6)	The restricted stock under this grant was earned on March 10, 2010, as performance measure conditions were satisfied. The performance measure of 2009 EBITDA was achieved at 103% of target, therefore, this grant was earned at 109% of target, or 25,288 shares. However, the restricted stock shares under this grant only vest if the recipient continuously remains an employee of the Company through the three year measurement period ending after fiscal year 2011.

(7)	The restricted stock under this grant was earned on March 9, 2011, as performance measure conditions were satisfied. The performance measure of 2010 EBITDA was achieved at 106% of target, therefore, this grant was earned at 118% of target, or 23,426 shares. However, the restricted stock shares under this grant only vest if the recipient continuously remains an employee of the Company through the three year measurement period ending after fiscal year 2012.

(8)	The restricted stock under this grant was earned on March 9, 2011, as performance measure conditions were satisfied. The performance measure of 2010 EBITDA was achieved at 106% of target, therefore, this grant was earned at 118% of target, or 27,376 shares. However, the restricted stock shares under this grant only vest if the recipient continuously remains an employee of the Company through the three year measurement period ending after fiscal year 2011.

(9)	The stock options under this grant vested in the amount of 7,500 on February 1, 2009, 7,500 on February 1, 2010, and 7,500 on February 1, 2011. The remaining stock options under this grant vest in the amount of 7,500 on February 1, 2012.

(10)	The performance stock options under this grant were forfeited in the amount of 6,250 on February 1, 2009 due to failure to meet performance measure conditions related to an increase in 2008 domestic comparable sales. The amount of 6,250 options vested on February 1, 2010, and February 1, 2011, respectively, as performance measure conditions related to an increase in 2009 and 2010 domestic comparable sales were satisfied. The remaining stock options under this grant vest in the amount of 6,250 on February 1, 2012, subject to achievement of 2011 domestic comparable sales performance measure conditions.

(11)	The stock options under this grant vested in the amount of 2,766 on August 31, 2010. The remaining stock options under this grant vest in the amount of 2,766 on August 31, 2011, and 2,768 on August 31, 2012.

(12)	The stock options under this grant vested in the amount of 2,603 on April 5, 2011. The remaining stock options under this grant vest in the amount of 2,603 on April 5, 2012, and 2,604 on April 5, 2013.

(13)	The restricted stock under this grant vested in the amount of 2,966 on August 31, 2010. The remaining restricted stock under this grant vests in the amount of 2,966 on August 31, 2011, and 2,968 on August 31, 2012.

(14)	The restricted stock under this grant was earned on March 10, 2010, as performance measure conditions were satisfied. The performance measure of 2009 EBITDA was achieved at 103% of target, therefore, this grant was earned at 109% of target, or 3,161 shares. However, the restricted stock shares under this grant only vest if the recipient continuously remains an employee of the Company through the three year measurement period ending after fiscal year 2011.

(15)	The restricted stock under this grant was earned on March 9, 2011, as performance measure conditions were satisfied. The performance measure of 2010 EBITDA was achieved at 106% of target, therefore, this grant was earned at 118% of target, or 2,928 shares. However, the restricted stock shares under this grant only vest if the recipient continuously remains an employee of the Company through the three year measurement period ending after fiscal year 2012.

(16)	The restricted stock under this grant was earned on March 9, 2011, as performance measure conditions were satisfied. The performance measure of 2010 EBITDA was achieved at 106% of target, therefore, this grant was earned at 118% of target, or 3,422 shares. However, the restricted stock shares under this grant only vest if the recipient continuously remains an employee of the Company through the three year measurement period ending after fiscal year 2011.

(17)	The stock options under this grant vested in the amount of 2,766 on August 31, 2010. The remaining stock options under this grant vest in the amount of 2,766 on August 31, 2011, and 2,768 on August 31, 2012.

(18)	The stock options under this grant vested in the amount of 2,603 on April 5, 2011. The remaining stock options under this grant vest in the amount of 2,603 on April 5, 2012, and 2,604 on April 5, 2013.

(19)	The restricted stock under this grant vested in the amount of 2,966 on August 31, 2010. The remaining restricted stock under this grant vests in the amount of 2,966 on August 31, 2011, and 2,968 on August 31, 2012.

(20)	The restricted stock under this grant was earned on March 10, 2010, as performance measure conditions were satisfied. The performance measure of 2009 EBITDA was achieved at 103% of target, therefore, this grant was earned at 109% of target, or 3,161 shares. However, the restricted stock shares under this grant only vest if the recipient continuously remains an employee of the Company through the three year measurement period ending after fiscal year 2011.

(21)	The restricted stock under this grant was earned on March 9, 2011, as performance measure conditions were satisfied. The performance measure of 2010 EBITDA was achieved at 106% of target, therefore, this grant was earned at 118% of target, or 2,928 shares. However, the restricted stock shares under this grant only vest if the recipient continuously remains an employee of the Company through the three year measurement period ending after fiscal year 2012.

(22)	The restricted stock under this grant was earned on March 9, 2011, as performance measure conditions were satisfied. The performance measure of 2010 EBITDA was achieved at 106% of target, therefore, this grant was earned at 118% of target, or 3,422 shares. However, the restricted stock shares under this grant only vest if the recipient continuously remains an employee of the Company through the three year measurement period ending after fiscal year 2011.

(23)	The stock options under this grant vested in the amount of 2,766 on August 31, 2010. The remaining stock options under this grant vest in the amount of 2,766 on August 31, 2011, and 2,768 on August 31, 2012.

(24)	The stock options under this grant vested in the amount of 2,603 on April 5, 2011. The remaining stock options under this grant vest in the amount of 2,603 on April 5, 2012, and 2,604 on April 5, 2013.

(25)	The restricted stock under this grant vested in the amount of 2,966 on August 31, 2010. The remaining restricted stock under this grant vests in the amount of 2,966 on August 31, 2011, and 2,968 on August 31, 2012.

(26)	The restricted stock under this grant was earned on March 10, 2010, as performance measure conditions were satisfied. The performance measure of 2009 EBITDA was achieved at 103% of target, therefore, this grant was earned at 109% of target, or 3,161 shares. However, the restricted stock shares under this grant only vest if the recipient continuously remains an employee of the Company through the three year measurement period ending after fiscal year 2011.

(27)	The restricted stock under this grant was earned on March 9, 2011, as performance measure conditions were satisfied. The performance measure of 2010 EBITDA was achieved at 106% of target, therefore, this grant was earned at 118% of target, or 2,928 shares. However, the restricted stock shares under this grant only vest if the recipient continuously remains an employee of the Company through the three year measurement period ending after fiscal year 2012.

(28)	The restricted stock under this grant was earned on March 9, 2011, as performance measure conditions were satisfied. The performance measure of 2010 EBITDA was achieved at 106% of target, therefore, this grant was earned at 118% of target, or 3,422 shares. However, the restricted stock shares under this grant only vest if the recipient continuously remains an employee of the Company through the three year measurement period ending after fiscal year 2011.

(29)	The stock options under this grant vested in the amount of 7,500 on March 1, 2009, 7,500 on March 1, 2010, and 7,500 on March 1, 2011. The remaining stock options under this grant vest in the amount of 7,500 on March 1, 2012.

(30)	The performance stock options under this grant were forfeited in the amount of 5,000 on March 1, 2009 due to failure to meet performance measure conditions of 2008 domestic comparable sales. The amount of 5,000 options vested on March 1, 2010 and March 1, 2011, respectively, as performance measure conditions of 2009 and 2010 domestic comparable sales were satisfied. The remaining stock options under this grant vest in the amount of 5,000 on March 1, 2012, subject to achievement of 2011 domestic comparable sales performance measure conditions.

(31)	The stock options under this grant vested in the amount of 2,766 on August 31, 2010. The remaining stock options under this grant vest in the amount of 2,766 on August 31, 2011, and 2,768 on August 31, 2012.

(32)	The stock options under this grant vested in the amount of 2,603 on April 5, 2011. The remaining stock options under this grant vest in the amount of 2,603 on April 5, 2012, and 2,604 on April 5, 2013.

(33)	The restricted stock under this grant vested in the amount of 2,966 on August 31, 2010. The remaining restricted stock under this grant vests in the amount of 2,966 on August 31, 2011, and 2,968 on August 31, 2012.

(34)	The restricted stock under this grant was earned on March 10, 2010, as performance measure conditions were satisfied. The performance measure of 2009 EBITDA was achieved at 103% of target, therefore, this grant was earned at 109% of target, or 3,161 shares. However, the restricted stock shares under this grant only vest if the recipient continuously remains an employee of the Company through the three year measurement period ending after fiscal year 2011.

(35)	The restricted stock under this grant was earned on March 9, 2011, as performance measure conditions were satisfied. The performance measure of 2010 EBITDA was achieved at 106% of target, therefore, this grant was earned at 118% of target, or 2,928 shares. However, the restricted stock shares under this grant only vest if the recipient continuously remains an employee of the Company through the three year measurement period ending after fiscal year 2012.

(36)	The restricted stock under this grant was earned on March 9, 2011, as performance measure conditions were satisfied. The performance measure of 2010 EBITDA was achieved at 106% of target, therefore, this grant was earned at 118% of target, or 3,422 shares. However, the restricted stock shares under this grant only vest if the recipient continuously remains an employee of the Company through the three year measurement period ending after fiscal year 2011.

(37)	The figures in these columns were calculated using the closing price of our stock on the last business day of fiscal 2010 in the amount of $14.76 multiplied by the number of restricted stock shares or performance shares that were not vested on December 26, 2010.

OPTION EXERCISES AND STOCK VESTED IN 2010

The following table includes information regarding exercises of stock options and restricted stock that vested during 2010 for the named executive officers.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	($)	(#)	($)

Cheryl A. Bachelder	—	—	19,866	228,856(1)
Ralph Bower	—	—	2,966	34,168(1)
H. Melville Hope, III	48,113 (2)	56,589 (2)	2,966	34,168(1)
Harold M. Cohen	26,085 (3)	32,047 (3)	2,966	34,168(1)
Richard H. Lynch	—	—	2,966	34,168(1)

(1)	Restricted stock vested on August 31, 2010. The closing market price of our common stock on the next business day following August 31, 2010, the date of the vesting of the restricted stock, was $11.52 per share.

(2)	Mr. Hope exercised 28,868 options at an exercise price of $10.65 per share on September 2, 2010, and realized $24,642 on the exercise. Mr. Hope exercised 19,245 options at an exercise price of $11.95 per share on December 2, 2010, and realized $31,947 on the exercise.

(3)	Mr. Cohen exercised 11,651 options at an exercise price of $10.65 per share on September 3, 2010, and realized $12,850 on the exercise. Mr. Cohen exercised 14,434 options at an exercise price of $11.95 per share on November 30, 2010, and realized $19,197 on the exercise.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Our Compensation Committee believes that companies should provide reasonable severance benefits to employees, and that it is necessary to provide these benefits in order to retain our management. With respect to senior management, these severance benefits are intended to reflect the fact that it may be difficult for employees at the senior level to find comparable employment within a short period of time.

As of the end of our fiscal year 2010, we had employment agreements with our named executive officers that provide for defined severance benefits upon the occurrence of certain employment termination events including death, disability, termination without cause and termination as a result of a change of control which is discussed further below.

Where the termination is without “cause,” these employment agreements provide for benefits equal to (a) two years of base salary and targeted bonus and a pro rata portion of the target bonus in the year of termination in the cases of our CEO and General Counsel, (b) one and one half year of base salary and targeted bonus and a pro rata portion of the target bonus in the year of termination in the case of our CFO, and (c) one year of base salary and targeted bonus and a pro rata portion of the target bonus in the year of termination in the cases of our COO and CMO. In March 2010, the employment agreement for our chief financial officer, Mr. Hope, was amended to provide for benefits of one and one-half years of base salary and targeted bonus where there is termination without “cause” or a change in control triggering severance benefits. These employment agreements also provide that we accelerate unvested rights under any equity grants. The benefits described above are conditioned upon the delivery of a general release in favor of the Company.

Where the termination is for “cause” or voluntary on the part of any member of senior management, our employment agreements do not provide for severance benefits and there is no acceleration of any unvested rights under any equity grants. We consider early retirement a voluntary termination for these purposes and our employment agreements do not provide for severance benefits and there is no acceleration of any unvested rights under any equity grants in this event. For our executives, “cause” will be deemed to exist where the individual commits fraud or is convicted of a crime involving moral turpitude, has been guilty of gross neglect or gross misconduct resulting in harm to us, failed to materially comply with our policies or shall have refused to follow or comply with our policies or the duly promulgated directives of the Board of Directors, breached a covenant not to disclose proprietary or confidential information, non-disparagement, or non-solicitation, or otherwise materially breaches the terms of employment with us.

For purposes of these benefits, a change in control is deemed to occur, in general, if there is dissolution or liquidation of the Company, or reorganization, merger or consolidation which results in new owners of over 50% of our outstanding shares, or a disposition of all or substantially all of our assets.

The following table reflects the amounts that would be payable to each of the named executive officers in the event of a change in control and certain subsequent termination events triggering payments, involuntary not-for-cause termination, and in the event of death or disability. The amounts shown assume that such termination, death or disability was effective as of December 26, 2010. Our closing stock price on December 26, 2010 was $14.76.

			Stock Options	Stock Awards
		Short Term	(unvested and	(unvested and		Estimated Tax
	Base Salary	Incentives	accelerated)	accelerated)	Career Planning	Gross-Up	Total
Name	($)(7)	($)(7)	($)(8)	($)(8)	($)(9)	$(10)	($)

Cheryl A. Bachelder(1)
Change in Control	1,300,000	1,300,000	618,196	1,595,187	—	1,435,554	6,248,937
Termination Without Cause	1,300,000	1,300,000	618,196	1,595,187	15,000	—	4,828,383
Death(2)	—	650,000	—	—	—	—	650,000
Disability(2)	—	650,000	—	—	—	—	650,000
Ralph Bower(3)
Change in Control	300,000	180,000	213,809	213,680	—	—	907,489
Termination Without Cause	300,000	180,000	213,809	213,680	15,000	—	922,489
Death(2)	—	180,000	—	—	—	—	180,000
Disability(2)	—	180,000	—	—	—	—	180,000
H. Melville Hope, III(4)
Change in Control	480,000	288,000	65,584	213,680	—	—	1,047,264
Termination Without Cause	480,000	288,000	65,584	213,680	15,000	—	1,062,264
Death(2)	—	192,000	—	—	—	—	192,000
Disability(2)	—	192,000	—	—	—	—	192,000
Harold M. Cohen(5)
Change in Control	576,000	345,600	65,584	213,680	—	—	1,200,864
Termination Without Cause	576,000	345,600	65,584	213,680	15,000	—	1,215,864
Death(2)	—	172,800	—	—	—	—	172,800
Disability(2)	—	172,800	—	—	—	—	172,800
Richard H. Lynch(6)
Change in Control	300,000	180,000	245,834	213,680	—	—	939,514
Termination Without Cause	300,000	180,000	245,834	213,680	15,000	—	954,514
Death(2)	—	180,000	—	—	—	—	180,000
Disability(2)	—	180,000	—	—	—	—	180,000

(1)	For purposes of this table, we assumed Ms. Bachelder’s compensation is as follows on the date of termination or change in control: base salary equal to $650,000 and annual non-equity incentive target equal to $650,000.

(2)	Assumes death or disability occurred on December 26, 2010. In such event, such executive or his or her estate, as the case may be, would be entitled to receive 1 x his or her annual non-equity incentive target.

(3)	For purposes of this table, we assumed Mr. Bower’s compensation is as follows on the date of termination or change in control: base salary equal to $300,000 and annual non-equity incentive target equal to $180,000.

(4)	For purposes of this table, we assumed Mr. Hope’s compensation is as follows on the date of termination or change in control: base salary equal to $320,000 and annual non-equity incentive target equal to $192,000.

(5)	For purposes of this table, we assumed Mr. Cohen’s compensation is as follows on the date of termination or change in control: base salary equal to $288,000 and annual non-equity incentive target equal to $172,800.

(6)	For purposes of this table, we assumed Mr. Lynch’s compensation is as follows on the date of termination or change in control: base salary equal to $300,000 and annual non-equity incentive target equal to $180,000.

(7)	For Ms. Bachelder and Mr. Cohen, assumes the severance benefit triggered upon a change in control meeting the applicable employment agreement criteria for payment of a severance benefit or upon a termination without cause is equal to 2 x base salary and 2 x annual non-equity incentive target. For Mr. Hope, assumes the severance benefit triggered upon a change in control meeting the applicable employment agreement criteria for payment of a severance benefit or upon a termination without cause is equal to 1.5 x base salary and 1.5 x annual non-equity incentive target. For Messrs. Bower and Lynch, assumes the severance benefit triggered upon a change in control meeting the applicable employment agreement criteria for payment of a severance benefit or upon a termination without cause is equal to 1 x base salary and 1 x annual non-equity incentive target.

(8)	Assumes unvested time based stock options and restricted stock, and performance shares for which performance goals have been established, would accelerate and vest upon a change in control or upon a termination without cause. Pursuant to the terms of Ms. Bachelder’s employment agreement, there is no acceleration of the 200,000 performance stock options with vesting conditions upon performance measure conditions related to achieving and maintaining various levels of stock price during the five year period after the original grant date. For purposes of this table, it is assumed that all of the stock options and restricted stock shares, and performance shares for which performance goals have been established, of Ms. Bachelder and Messrs. Bower, Hope, Cohen and Lynch would accelerate as of December 26, 2010. Our closing stock price on December 26, 2010 was $14.76.

(9)	Upon a termination without cause, we would provide outplacement services for a period of 6 months.

(10)	In accordance with the terms of Ms. Bachelder’s employment agreement, we are required to provide tax gross-ups in connection with a payout made to Ms. Bachelder upon a change of control being subject to an excise tax. In calculating the tax gross-up payment, we assumed an excise tax rate under Section 280G of the Internal Revenue Code of 1986, as amended, of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a 6% state income tax rate.

DIRECTOR COMPENSATION FOR 2010

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting director compensation, the Board of Directors considers the significant amount of time that Directors expend in fulfilling their duties to us as well as the experience and skills of the Board member.

Upon election to the Board at our annual meeting of shareholders, members of the Board (other than the Chairman of the Board) who are not our employees receive an annual cash retainer of $45,000. The Chairman of the Board receives an annual cash retainer of $150,000. The Directors who serve as chair of the Audit Committee and the People Services (Compensation) Committee each receive $15,000 annually in addition to the annual cash retainer. The Director who serves as chair of the Corporate Governance and Nominating Committee receives $7,500 annually in addition to the annual cash retainer. Additionally, all non-employee members of the Board of Directors receive an annual grant of restricted stock units equal to $50,000, with the number of restricted stock units granted being based on a 30 day average of our closing stock price prior to the date of the grant. Such non-employee directors are required to retain all compensation paid in shares until termination of board service, and required to accumulate three times their annual retainer over the first five years of service.

Cheryl A. Bachelder receives no additional compensation for serving as a member of the Board of Directors. Ms. Bachelder’s compensation as CEO and President can be found in the Summary Compensation Table above.

The following table includes information regarding the compensation paid to our non-employee Directors:

	Fees Earned or	Stock
	Paid in Cash	Awards	Total
Name	($)(1)	($)(2)	($)

Victor Arias, Jr.	60,000	47,624	107,624
Carolyn Hogan Byrd	60,000	47,624	107,624
John M. Cranor, III	150,000	47,624	197,624
John F. Hoffner	45,000	47,624	92,624
R. William Ide, III	52,500	47,624	100,124
Kelvin J. Pennington	45,000	47,624	92,624

(1)	The amounts shown in this column include annual cash retainers and committee chairmanship fees.

(2)	Amounts in this column are calculated utilizing the grant date fair value of restricted stock units under FASB ASC Topic 718. The grant date fair values of the restricted stock unit awards are calculated using the Nasdaq Global Market closing price on the date of grant. See Note 13 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 26, 2010, regarding assumptions underlying valuation of equity awards.

The following table reflects the unexercised stock options and unvested restricted stock units held by our non-employee directors as of December 26, 2010:

	Unvested
	Restricted	Unexercised
Name	Stock Units	Stock Options

Krishnan Anand	1,616	0
Victor Arias, Jr.	1,900	9,623
Carolyn Hogan Byrd	1,900	19,246
John M. Cranor, III	1,900	0
John F. Hoffner	1,900	0
R. William Ide, III	1,900	9,623
Kelvin J. Pennington	1,900	19,246
TOTAL:	13,016	57,738

COMPENSATION COMMITTEE REPORT

The People Services (Compensation) Committee has reviewed the Compensation Discussion and Analysis (“CD&A”) and discussed it with management. Based on the review and the discussions with management, the Compensation Committee recommended to the Board of Directors that the CD&A be included in the 2011 proxy statement and incorporated by reference in the Annual Report on Form 10-K for the year ended December 26, 2010 filed with the Securities and Exchange Commission.

The People Services (Compensation) Committee

Victor Arias, Jr.
Carolyn Hogan Byrd
John M. Cranor, III
Kelvin J. Pennington

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 26, 2010.

	Number of
	Securities to be	Weighted-average	Number of
	Issued Upon	Exercise Price of	Securities
	Exercise of	Outstanding	Remaining Available
	Outstanding	Options, Warrants	for Future Issuance
	Options, Warrants	and	Under Equity
Plan Category	and Rights	Rights(1)	Compensation Plans_

Equity compensation plans approved by security holders:
1996 Nonqualified Stock Option Plan	0	0	0
1996 Nonqualified Performance Stock Option Plan — Executive	0	0	0
2002 Incentive Stock Plan	85,290	$12.14	0
2006 Incentive Stock Plan	787,683	$11.12	1,896,449
Equity compensation plans not approved by security holders:	0	N/A	0

Total	872,973	$11.22	1,896,449

(1)	During 2005, in connection with the declaration of a special cash dividend, our Board of Directors approved adjustments to outstanding options under our Employee stock option plans. The modifications adjusted the exercise price and the number of shares associated with each employee’s outstanding stock options to preserve the value of the options after the special cash dividend. We did not recognize a change as a result of the modifications because the intrinsic value of the awards and the ratio of the exercise price to the market value per share for each award did not change.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 25, 2011. PwC also served as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 26, 2010. A representative of PwC will be present at the annual meeting of shareholders, will have the opportunity to make a statement and will be available to respond to appropriate questions by shareholders. Notwithstanding the ratification, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that the change would be in the best interests of the Company and our shareholders. In the event that the appointment of PwC is not ratified, the Audit Committee will consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm.

Change in Accountants

During 2010, the Audit Committee conducted a competitive process to determine our independent registered public accounting firm for the year ending December 26, 2010. As a result of this process, effective April 9, 2010, the Audit Committee approved the engagement of PwC as our independent registered public accounting firm.

Also effective April 12, 2010, the Audit Committee informed Grant Thornton LLP (“Grant Thornton”), our prior independent registered public accounting firm, that it would not be re-engaged as the independent registered public accounting firm and that it would be dismissed no later than the date of the filing of the proxy statement for our 2010 annual meeting of shareholders.

During the fiscal years ended December 27, 2009 and December 28, 2008, and the subsequent interim period preceding the dismissal, the Company had (i) no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to Grant Thornton’s satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim period and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Grant Thornton’s reports on our consolidated financial statements for the fiscal years ended December 27, 2009 and December 28, 2008 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 27, 2009 and December 28, 2008, and the subsequent interim period preceding the dismissal, neither the Company nor anyone on its behalf consulted with PwC regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, (iii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of regulation S-K, or (iv) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Grant Thornton a copy of the disclosures the Company made in a Current Report on Form 8-K/A filed with the SEC on April 23, 2010 (the “Form 8-K/A”) prior to filing the Form 8-K/A with the SEC. The Company requested that Grant Thornton furnish the Company with a letter addressed to the SEC stating whether or not Grant Thornton agrees with the statements made in the Form 8-K/A. A copy of such letter, dated April 23, 2010, is filed as Exhibit 16.1 to the Form 8-K/A.

Board Recommendation

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

RE-APPROVAL OF MATERIAL TERMS OF PERFORMANCE GOALS UNDER
THE AFC ENTERPRISES, INC. 2006 INCENTIVE STOCK PLAN

In order to preserve the Company’s ability to continue to grant fully tax-deductible performance-based awards under the AFC Enterprises, Inc. 2006 Incentive Stock Plan (the “Plan”), the material terms of the performance goals, including the list of permissible business criteria for performance objectives, under the Plan must be approved by the shareholders no less often than every five years. We are asking for your re-approval of the material terms of the performance goals for qualified performance-based awards under the Plan. Shareholders are not being asked to approve any amendment to the Plan or to otherwise re-approve the Plan itself.

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), prevents a publicly-held corporation from claiming income tax deductions for compensation in excess of $1 million paid to certain senior executives. Compensation is exempt from this limitation if it is “qualified-performance based compensation.” Market-priced stock options and stock appreciation rights are two examples of performance-based compensation. Other types of awards, such as restricted stock, restricted stock units, performance shares and performance units that are granted pursuant to pre-established objective performance formulas, may also qualify as fully-deductible performance-based compensation, so long as certain requirements, such as shareholder approval of the material terms of the performance goals, are met. While the Company’s shareholders previously approved the Plan and its material terms at the Company’s 2006 annual meeting of shareholders, that approval satisfies the Section 162(m) requirements only through the Company’s 2011 annual meeting of shareholders. Therefore, we are asking for your re-approval of the material terms of the performance goals under the Plan to enable qualified performance-based awards to be made after the 2011 annual meeting of shareholders.

For purposes of Section 162(m), the material terms of the performance goals include (i) the employees eligible to receive compensation under the Plan, (ii) a description of the business criteria on which the performance goals may be based, and (iii) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the Plan is discussed below. The full text of the Plan is filed as Exhibit A to the Company’s proxy statement for the 2006 annual meeting of shareholders. A First Amendment to the Plan, which includes the material terms of the 162(m) performance goals, is attached to this proxy statement as Exhibit A.

Participants

Awards may be granted under the Plan to any employees or non-employee directors of the Company or its affiliates.

Performance Criteria Upon Which Performance Goals Are Based

The provisions of the Plan are intended to ensure that all stock options and stock appreciation rights granted thereunder will qualify for the Section 162(m) performance-based exemption from Section 162(m). The People Services (Compensation) Committee (the “Compensation Committee”) may grant “qualified performance-based awards” that are intended to qualify for the Section 162(m) exemption. For such awards, the Compensation Committee must establish objectively determinable performance goals within the time period prescribed by Section 162(m) based on one or more of the following business criteria, which may be expressed in terms of company-wide performance objectives or in terms of objectives that relate to the performance of a division, business unit, affiliate, department, or function within the Company or an affiliate:

•	return over capital costs or increases in return over capital costs,

•	total earnings or the growth in such earnings,

•	consolidated earnings or the growth in such earnings,

•	earnings per share or the growth in such earnings,

•	net earnings or the growth in such earnings,

•	earnings before interest expense, taxes, depreciation, amortization, and other non-cash items or the growth in such earnings,

•	earnings before interest and taxes or the growth in such earnings,

•	consolidated net income or the growth in such income,

•	stock value or the growth in such value,

•	stock price or the growth in such price,

•	return on assets or the growth in such return,

•	cash flow or the growth in such cash flow,

•	total shareholder return or the growth in such return,

•	expenses or the reduction of such expenses,

•	sales growth,

•	overhead ratios or changes in such ratios,

•	expense-to-sales ratios or the changes in such ratios, or

•	economic value added or changes in such value added.

Each qualified performance-based award (other than a market-priced stock option or stock appreciation right) will be earned, vested and payable, as applicable, only upon the achievement of performance goals established by the Compensation Committee based upon one or more of the above-listed qualified business criteria, together with the satisfaction of any other conditions, such as continued employment, as the Compensation Committee may determine to be appropriate. However, the Compensation Committee may provide, either in connection with the grant of an award or by amendment, that achievement of such performance goals will be waived upon the death or disability of the grantee, or the occurrence of a change in control of the Company. Performance periods established by the Compensation Committee for any qualified performance-based award may be as short as three months and may be any longer period.

The Compensation Committee may provide in any qualified performance-based award that the evaluation of performance goals may include or exclude any of the following events that occurs during a performance period: (i) asset write-downs or impairment charges; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in then-current accounting principles or in management’s discussion and analysis of financial condition and results of operations appearing in the company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses. To the extent such inclusions or exclusions affect awards to covered employees, they will be prescribed in a form that meets the requirements of Section 162(m) for deductibility.

Qualified performance-based awards may not be adjusted upward. The Compensation Committee has discretion to adjust such awards downward, either on a formula or discretionary basis or any combination. Any payment of a qualified performance-based award will be conditioned on the written certification of the Compensation Committee that the performance goals and any other material conditions were satisfied.

Maximum Annual Bonus

Subject to certain anti-dilution adjustments, a total of 3,298,985 shares of the Company’s common stock were originally reserved for issuance as awards under the Plan. Shares of stock subject to awards under the Plan that are cancelled or forfeited generally will be available for new awards under the Plan.

During any calendar year, no single individual may be granted options to purchase more than 250,000 shares of our common stock or Stock Appreciation Rights (“SARs”) with respect to more than 250,000 shares of our common stock, and no more than 100,000 non-forfeitable shares of common stock may be issued under a grant. An individual may not receive a stock grant or stock unit grant where the fair market value of the common stock subject to the grant exceeds $4,000,000 in any calendar year.

These limits are subject to anti-dilution adjustments in the event of stock splits, mergers, consolidations, stock dividends, recapitalizations and similar transactions, but may not otherwise be amended without shareholder approval.

Board Recommendation

We believe that it is in the best interests of the Company and its shareholders to enable the Company to implement compensation arrangements that qualify as fully tax-deductible performance-based compensation in the Plan. We are therefore asking you to re-approve, for Section 162(m) purposes, the material terms of the performance goals, including the list of permissible business criteria for performance objectives, for performance-based awards, as set forth above.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RE-APPROVAL OF THE MATERIAL TERMS OF PERFORMANCE GOALS UNDER THE AFC ENTERPRISES, INC. 2006 INCENTIVE STOCK PLAN.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pay that reflects performance and alignment of pay with the long-term interests of our shareholders are key principles that underlie our compensation program. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), shareholders have the opportunity to vote, on an advisory basis, on the compensation of our named executive officers. This is often referred to as a say on pay, and provides you, as a shareholder, with the ability to cast a vote with respect to our 2010 executive compensation programs and policies and the compensation paid to the named executive officers as disclosed in this Proxy Statement through the following resolution:

“RESOLVED, that the shareholders approve the compensation of the named executive officers, as described in the Compensation Discussion and Analysis section and in the compensation tables and accompanying narrative disclosure in this Proxy Statement.”

As discussed in the Compensation Discussion and Analysis section, the compensation paid to our named executive officers reflects the following principles of our compensation program:

•	Attract and retain qualified management;

•	Be competitive with comparable employers; and

•	Align management’s incentives with the long-term interests of our shareholders.

Although the vote is non-binding, the People Services (Compensation) Committee will review the voting results. To the extent there is any significant negative vote, we will consult directly with shareholders to better understand the concerns that influenced the vote.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF EXECUTIVE COMPENSATION.

ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also provides shareholders with the opportunity to indicate, on an advisory basis, their preference as to the frequency of future say on pay votes, often referred to as a say when on pay. For this proposal, shareholders can indicate whether they would prefer that we hold future advisory votes on executive compensation every one, two or three years.

The board recommends that future advisory votes on executive compensation should be held every one year, or on an annual basis, so that the next advisory vote would be held at our annual meeting of shareholders in 2012.

Although the vote is non-binding, the Board of Directors and the People Services (Compensation) Committee will review the voting results in making a decision as to the policy to be adopted by the Board of Directors on the frequency of future advisory votes on executive compensation.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY ONE YEAR.

General

Compensation Committee Interlocks and Insider Participation

For fiscal 2010, the People Services (Compensation) Committee established the compensation for all our executive officers.

During fiscal 2010, Messrs. Arias, Cranor, Pennington and Ms. Byrd were members of the People Services (Compensation) Committee. None of our executive officers currently serve on the compensation committee or Board of Directors of any other company of which any member of our People Services (Compensation) Committee is an executive officer.

Related Party Transactions

In accordance with our Corporate Governance and Nominating Committee charter, our Corporate Governance and Nominating Committee is responsible for assisting the Board with its responsibilities for oversight of the Company’s Honor Code, which includes policies relating to conflicts of interest. Although we have not entered into any such transactions that meet the requirements for disclosure in this proxy statement, if there were to be such a transaction, it would need to be approved by our Corporate Governance and Nominating Committee and the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership and changes in ownership of our common stock. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of these reports furnished to us or written representations that no other reports were required, we believe that during 2010, all of our directors, executive officers and greater than 10% beneficial owners complied with these requirements.

Shareholder Proposals

To be eligible to include a shareholder proposal in our proxy statement for the 2012 annual meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act, we must receive the shareholder proposal on or before December 22, 2011.

Under our bylaws, a shareholder is eligible to submit a shareholder proposal outside the processes of Rule 14a-8 if the shareholder is of record based on the record date for determining shareholders entitled to vote at the annual meeting. The shareholder also must provide timely notice of the proposal to us. To be timely under our bylaws, we must receive advance notice of the proposal by January 20, 2012 (120 days before May 19, 2012, the anniversary of our 2011 Annual Meeting) or, if the 2012 Annual Meeting date is more than 30 days before or after May 19, 2012, advance notice of the proposal must be received not less than 120 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of the 2012 Annual Meeting. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. Any shareholder proposal notice must comply with the content and other requirements for such notices specified in our bylaws. All written proposals should be submitted to AFC Enterprises, Inc., Attention: Corporate Secretary, 5555 Glenridge Connector, NE, Suite 300, Atlanta, Georgia 30342.

Solicitation by Board; Expenses of Solicitation

Our Board of Directors has sent you this proxy statement and your proxy is solicited by our Board of Directors. Our directors, officers and associates may solicit proxies by telephone or in person, without additional compensation. We will pay for the expense of soliciting proxies, including the fees and expenses of brokers and other nominees who forward proxies and proxy materials to our shareholders so they can vote their shares.

General

Availability of Form 10-K and Annual Report to Shareholders

SEC rules require us to provide an Annual Report to shareholders who receive this proxy statement. We will also provide copies of the Annual Report to brokers and other nominees for the benefit of their beneficial owners of record. Additional copies of this Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 26, 2010 (not including documents incorporated by reference), are available without charge to shareholders upon written request to AFC Enterprises, Inc., Attention: Investor Relations, 5555 Glenridge Connector, NE, Suite 300, Atlanta, Georgia 30342, by calling (404) 459-4450 or on our website at www.afce.com.

EXHIBIT A

FIRST AMENDMENT TO THE
AFC ENTERPRISES, INC. 2006 INCENTIVE STOCK PLAN

THIS FIRST AMENDMENT (this “Amendment”) to the AFC Enterprises, Inc. 2006 Incentive Stock Plan (the “Plan”) is made this 15th day of April, 2011.

1. The Plan is hereby amended by deleting Section 9.5 in its entirety and replacing it with the following:

“9.5 Income Tax Deduction.

(a) General.  The Committee may (where the Committee under the circumstances deems in the Company’s best interest) make Stock Grants and Stock Unit Grants to Eligible Employees subject to achievement of one or more performance goals based on one or more of the performance criteria described in § 9.5(b), which is intended to result in the Stock Grant or Stock Unit Grant qualifying as “performance-based compensation” under § 162(m) of the Code (a “Qualified Performance-Based Award”). A performance goal shall be set by the Committee within the time period prescribed by Section 162(m) of the Code, and may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of a division, department or function within the Company.

(b) Performance Criteria.  A Qualified Performance-Based Award may be based on one or more performance goals relating to one or more of the following performance criteria (the “Qualified Business Criteria”): (1) the Company’s return over capital costs or increases in return over capital costs, (2) the Company’s total earnings or the growth in such earnings, (3) the Company’s consolidated earnings or the growth in such earnings, (4) the Company’s earnings per share or the growth in such earnings, (5) the Company’s net earnings or the growth in such earnings, (6) the Company’s earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (7) the Company’s earnings before interest and taxes or the growth in such earnings, (8) the Company’s consolidated net income or the growth in such income, (9) the value of the Company’s stock or the growth in such value, (10) the Company’s stock price or the growth in such price, (11) the Company’s return on assets or the growth on such return, (12) the Company’s cash flow or the growth in such cash flow, (13) the Company’s total shareholder return or the growth in such return, (14) the Company’s expenses or the reduction of such expenses, (15) the Company’s sales growth, (16) the Company’s overhead ratios or changes in such ratios, (17) the Company’s expense-to-sales ratios or the changes in such ratios, or (18) the Company’s economic value added or changes in such value added. Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Any member of a comparator group or an index that ceases to exist during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

(c) Achievement of Performance Goals.  Each Qualified Performance-Based Award shall be earned, vested, and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death

A-1

or disability, or (ii) the occurrence of a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period. In addition, the Committee has the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested, and/or payable (as applicable) shall be less than the portion that would be earned, vested, and/or payable based solely upon application of the applicable performance goals.

(d) Adjustments.  The Committee may provide in any Qualified Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation the following: (1) asset write-downs or impairment charges; (2) litigation or claim judgments or settlements; (3) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses.

(e) Certification of Performance Goals.  Any payment of a Qualified Performance Based-Award granted with performance goals pursuant to § 9.5(b) above shall be conditioned on the written certification of the Committee in each case that the performance goals and other material conditions were satisfied. Except as specifically provided in § 9.5(d), no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) exception.”

2. Except as expressly amended hereby, the terms of the Plan shall be and remain unchanged and the Plan as amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative on the day and year first above written.

AFC ENTERPRISES, INC.

By:
Name:
Title:

A-2

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by
2:00 a.m., Eastern Time, on May 19, 2011.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/AFCE
• Follow the steps outlined on the secured website.
Vote by telephone
  • Call toll free 1-800-652-VOTE (8683) within the USA,
     US territories & Canada any time on a touch tone
     telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼
A	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES IN ITEM 1.

1. Election of Directors:	01 - Krishnan Anand	02 - Victor Arias, Jr.	03 - Cheryl A. Bachelder	04 - Carolyn Hogan Byrd	+
	05 - John M. Cranor, III	06 - John F. Hoffner	07 - R. William Ide, III	08 - Kelvin J. Pennington

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.
B	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 2, ITEM 3 AND ITEM 4 AND A VOTE FOR ONE YEAR ON ITEM 5.

		For	Against	Abstain				For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as AFC’s independent registered public accounting firm for the fiscal year ending December 25, 2011.	☐	☐	☐	3.	Re-approval of the material terms of the performance goals under the AFC Enterprises, Inc. 2006 Stock Incentive Plan.		☐	☐	☐
		For	Against	Abstain			1 Yr	2 Yrs	3 Yrs	Abstain
4.	Approval, on an advisory basis, of the compensation of the named executive officers.	☐	☐	☐	5.	Indicate a preference for the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐
6. To transact other business properly coming before the meeting or any adjournment thereof.
C	Non-Voting Items
Change of Address — Please print new address below.

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign EXACTLY as your name(s) appears hereon. If shares are held jointly, each joint owner should sign. When signing as administrator, attorney, executor, guardian or trustee, please give your full title. If the shareholder is a corporation or partnership, please sign the full corporate or partnership name by a duly authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

2011 Annual Shareholders Meeting
Admission Card
You should bring this Admission Card to the Annual Meeting to be admitted.
Only the shareholder whose name appears on this card will be admitted.
Due to space limitation, admission to the meeting will be on a first-come, first-served basis.
Registration will begin at 8:00 A.M.
Thursday May 19, 2011, 8:30 A.M. Local Time
Hilton Garden Inn Atlanta Perimeter
1501 Lake Hearn Drive
Atlanta, Georgia 30319
YOUR VOTE IS IMPORTANT
If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope to Computershare Trust Company, N.A., P.O. Box 43101, Providence, RI 02940-3070, so your shares may be represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.
Proxy card must be signed and dated on the reverse side.
Please fold and detach card at perforation before mailing.
Important notice regarding the Internet availability of
proxy materials for the Annual Meeting of shareholders.
The proxy statement and annual report are available at:
www.edocumentview.com/AFCE
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — AFC ENTERPRISES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AFC ENTERPRISES, INC.
The undersigned hereby appoints H. Melville Hope, III and Harold M. Cohen, and each of them, as proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock, par value $.01 per share, of AFC Enterprises, Inc. that the undersigned would be entitled to vote on the matters described in the accompanying Proxy Statement and Notice of 2011 Annual Shareholders Meeting, receipt of which is hereby acknowledged, and upon any other business which may properly come before the Annual Meeting to be held at the Hilton Garden Inn Atlanta Perimeter, 1501 Lake Hearn Drive, Atlanta, Georgia 30319, on Thursday, May 19, 2011 at 8:30 a.m., local time, or any adjournment thereof. This proxy, if properly executed and delivered, will revoke all prior proxies.
The proxies shall vote subject to the directions indicated on this proxy card, and the proxies are authorized to vote in their discretion upon other business as may properly come before the Annual Meeting or any adjournment thereof. The proxies will vote as the Board of Directors recommends where a choice has not been specified. If you wish to vote in accordance with the recommendations of the Board of Directors, all you need to do is sign and return this card. The proxies cannot vote your shares unless you sign, date and return this proxy card.
IF YOU DO NOT VOTE BY TELEPHONE OR INTERNET, PLEASE SIGN, DATE AND MAIL THIS PROXY CARD IN THE
ACCOMPANYING ENVELOPE.